UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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NEWPARK RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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April 25, 2008

Dear Fellow Stockholder:

At the request of the Board of Directors, you are cordially invited to attend the 2008 Annual Meeting of Stockholders of Newpark Resources, Inc., which will be held on Wednesday, June 11, 2008, at 10:00 a.m., Central Daylight Time, at The Marriott Woodlands Waterway Hotel & Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas 77380. Both your Board of Directors and I hope you will be able to attend.

There are three items on this year’s agenda:

(1)	the election of seven directors to the Board of Directors;

(2)	the approval of the Newpark Resources, Inc. 2008 Employee Stock Purchase Plan, and

(3)	the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year 2008.

These items are described fully in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the Annual Meeting, it is important that you study carefully the information provided in the Proxy Statement and vote. Please sign, date and mail the enclosed proxy card in the prepaid envelope so that your shares can be voted in accordance with your wishes.

Sincerely,

PAUL L. HOWES
President and Chief Executive Officer

NEWPARK RESOURCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2008

To the Stockholders of Newpark Resources, Inc.

The Annual Meeting of Stockholders of Newpark Resources, Inc., a Delaware corporation, will be held on Wednesday, June 11, 2008, at 10:00 a.m., Central Daylight Time, at The Marriott Woodlands Waterway Hotel & Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas 77380, for the following purposes:

(1)	To elect seven directors;

(2)	To consider and act upon a proposal to approve and adopt the Newpark Resources, Inc. 2008 Employee Stock Purchase Plan;

(3)	To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year 2008; and

(4)	To consider and act upon other business that may properly come before the Annual Meeting or any adjournment or postponement.

Only stockholders of record at the close of business on April 23, 2008, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting at our executive offices, 2700 Research Forest Drive, Suite 100, The Woodlands, Texas 77381.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The giving of your proxy will not affect your right to vote in person should you later decide to attend the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record for you to follow in order to vote your shares.

BY ORDER OF THE BOARD OF DIRECTORS NEWPARK RESOURCES, INC.

Mark J. Airola
Vice President, General Counsel, Chief Administrative Officer and Secretary

The Woodlands, Texas

Dated: April 25, 2008

NEWPARK RESOURCES, INC.

2700 Research Forest Drive, Suite 100

The Woodlands, Texas 77381

PROXY STATEMENT

APRIL 25, 2008

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Newpark Resources, Inc., for the Annual Meeting of Stockholders to be held at The Marriott Woodlands Waterway Hotel & Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas 77380 on Wednesday, June 11, 2008, at 10:00 a.m., Central Daylight Time, and any postponements or adjournments of the Annual Meeting. This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy were first mailed to stockholders on or about Friday, May 2, 2008.

Only stockholders of record at the close of business on April 23, 2008, are entitled to receive notice of and to vote at the Annual Meeting. On that date, we had outstanding 89,319,191 shares of common stock, each of which is entitled to one vote upon each proposal presented at the Annual Meeting.

Stockholders may vote in person at the Annual Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record for you to follow in order to vote your shares.

Any stockholder giving a proxy may revoke it before it is voted by notifying our Secretary in writing before or at the Annual Meeting, by providing a proxy bearing a later date or by attending the Annual Meeting and expressing a desire to vote in person. Subject to this revocation, all proxies will be voted as directed by the stockholder on the proxy card. If no choice is specified, proxies will be voted “FOR” the election of the directors nominated by the Board of Directors, “FOR” adoption of the Newpark Resources, Inc. 2008 Employee Stock Purchase Plan and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year 2008. The proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. Management is not currently aware of, nor does it intend to present at the Annual Meeting, any such other matters.

Your cooperation in promptly returning the enclosed proxy will reduce our expenses and enable our management and employees to continue their normal duties for your benefit with minimum interruption for follow-up proxy solicitation.

The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date is necessary to constitute a quorum for the transaction of business. Abstentions and “broker non-votes” are counted for purposes of determining the presence of a quorum.

A “broker non-vote” occurs on an item of business at a meeting of stockholders when shares held by a broker for a beneficial owner are present or represented at the meeting, but the broker does not have voting power for that particular item of business and has not received instructions from the beneficial owner. Your broker does not have authority to vote your shares at the Annual Meeting on the Newpark Resources, Inc. 2008 Employee Stock Purchase Plan unless the broker has received explicit instructions from you with respect to that item. Therefore, if the broker does not receive voting instructions from you with respect to that item, the broker will not be able to vote your shares on that item, and, consequently, your shares will be considered a “broker non-vote” with respect to approving the Newpark Resources, Inc. 2008 Employee Stock Purchase Plan. However, a broker who holds your shares in its name is permitted to vote your shares on the election of directors and the ratification of the appointment of Ernst & Young LLP as our independent auditors even if the broker does not receive voting instructions from you.

A plurality vote is required for the election of directors. As described in greater detail below under the heading “Corporate Governance Guidelines and Code of Ethics,” in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected), any nominee who receives a greater number of “withheld votes” from his election than votes “for” his election is required to tender his resignation to the Chairman of the Board.

Approval of the Newpark Resources, Inc. 2008 Employee Stock Purchase Plan, ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year 2008 and all other matters submitted to a vote of the stockholders, other than the election of directors, require the affirmative vote of a majority of the shares present or represented at the Annual Meeting. Abstentions are not counted for purposes of the election of directors. Abstentions are counted in tabulations of the votes cast on other proposals presented to the stockholders and have the same legal effect as a vote against a particular proposal. Broker non-votes, if any, will not be considered in the tabulation of votes.

In addition to the vote required by our bylaws described above, under the NYSE rules, approval of the 2008 Employee Stock Purchase Plan requires approval by a majority of votes cast on the proposal, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. The NYSE takes the position that a broker non-vote is not a “vote cast.” Accordingly, broker non-votes have to be subtracted when determining whether the 50% in interest test has been met.

The cost of preparing, printing and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by us. In addition to this mailing, officers and other regular employees of ours may solicit proxies personally, electronically or by telephone, but no additional compensation will be paid to these individuals on account of these activities. We will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them of record.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees and Voting

Seven directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting and until his successor has been elected. The Board of Directors has nominated for election as directors the seven persons named below on the recommendation of the Nominating and Corporate Governance Committee. All nominees are incumbent directors.

The Board of Directors recommends that the stockholders vote “FOR” the election of these nominees. Unless directed otherwise, the persons named in the enclosed proxy intend to vote the shares of common stock represented by the proxies in favor of the election of these nominees. All of the Board’s nominees have indicated that they are able and willing to serve as directors. If for any reason one or more of these nominees are unable to serve, the persons named in the enclosed proxy will vote instead for another person or persons that the Board of Directors may recommend, or the number of directors may be reduced.

The following table sets forth certain information as of April 16, 2008, with respect to the Board’s nominees:

Name of Nominee	Age	Director Since
Jerry W. Box	69	2003
F. Walker Tucei, Jr.	65	2003
Gary L. Warren	58	2005
David C. Anderson	66	2006
Paul L. Howes	52	2006
James W. McFarland, Ph.D.	62	2006
G. Stephen Finley	57	2007

Business Experience of Director Nominees During the Past Five Years

Jerry W. Box joined our Board of Directors in March 2003. Mr. Box retired as President, Chief Operating Officer and director of Oryx Energy Company in 1999, after more than 30 years in the oil and gas exploration industry. Since June 2005, Mr. Box has served as a director of Cimarex Energy Co., an independent oil and gas exploration and production company listed on the New York Stock Exchange, with principal operations in the Mid-Continent, Gulf Coast, Permian Basin and Gulf of Mexico. Mr. Box also serves on the Compensation and Governance Committee of Cimarex. Prior to that, from 1999 until June 2005, Mr. Box served as a director of Magnum Hunter Resources, Inc., an independent exploration and development company listed on the New York Stock Exchange. He also served as Chairman of the Board of Magnum Hunter from October 2004 to June 2005.

F. Walker Tucei, Jr. joined our Board of Directors in January 2003. Mr. Tucei retired from Arthur Andersen LLP in 1999, after more than 35 years in public accounting. Mr. Tucei is Chairman of the Audit Committee of the Archdiocese of New Orleans. He served on the Board of Directors of Magnum Hunter Resources, Inc., an independent exploration and development company listed on the New York Stock Exchange, until the acquisition of Magnum Hunter in June 2005 by Cimarex Energy Co. He also serves on the boards of several privately-held businesses and civic organizations in the New Orleans area.

Gary L. Warren joined our Board of Directors in December 2005. From October 1999 to September 2005, Mr. Warren served as President of the Drilling and Well Services Division and Senior Vice President of Weatherford International Ltd., a provider of mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry. Since June 2006, Mr. Warren has served as a director of Horizon North Logistics Inc., a Canadian-based service company which provides a diverse mix of products and services to the oil and gas, mining, forestry and pipeline industries focused primarily on Canada’s northern frontiers and Northwest Territory. Mr. Warren also serves on Horizon’s Compensation and Audit Committees. Mr. Warren also currently serves on the Board of Directors for two privately held firms, Coil-X Drilling Systems and Iron Derrickman.

David C. Anderson joined our Board of Directors in September 2006. Since 2003, Mr. Anderson has been the Chief Executive Officer of Anderson Partners, a firm that he formed which provides senior-level executive search and related management consulting services to corporations and private equity, venture capital and professional services firms. Prior to this, from 1992 to 2003, he served in various management positions for Heidrick & Struggles, Inc., also an executive search firm, including President and Chief Operating Officer from 2001 to 2003. Mr. Anderson also served as a member of the Board of Directors of Heidrick & Struggles from 1996 through 1999, at which time the company completed a successful initial public offering, and he continued as a director after the public offering through 2002.

Paul L. Howes joined our Board of Directors and was appointed our Chief Executive Officer in March 2006. In June 2006, Mr. Howes also was appointed as our President. Mr. Howes’ career has included experience in the defense industry, chemicals and plastics manufacturing, and the packaging industry. From 2002 until October 2005, he served as President and Chief Executive Officer of Astaris LLC, a primary chemicals company headquartered in St. Louis, Missouri, with operations in North America, Europe and South America. Prior to this, from 1997 until 2002, he served as Vice President and General Manager, Packaging Division, for Flint Ink Corporation, a global ink company headquartered in Ann Arbor, Michigan with operations in North America, Europe, Asia Pacific and Latin America.

James W. McFarland, Ph.D. joined our Board of Directors in November 2006. Dr. McFarland is the J. F. Jr. and Jessie Lee Seinsheimer Chair in Business and Professor of Finance and Economics in the A. B. Freeman School of Business at Tulane University. He also serves as the Executive Director of the Entergy-Tulane Energy Institute. Previously, Dr. McFarland was the Dean of the Freeman School from July 1, 1988, through June 30, 2005. Prior to joining the faculty at Tulane, he was the Dean of the College of Business

Administration at the University of Houston. Dr. McFarland also has served on the faculties of Texas A&M University, the University of Louisiana-Lafayette, the University of Rhode Island, and the University of New Mexico. In addition to his academic appointments, he has worked as a researcher for the University of California Los Alamos National Laboratory and the Presidential Commission on the Nation’s Water Resources. Dr. McFarland has served as a director and consultant to public companies and non-profit organizations, including Stewart Enterprises, Inc., Sizeler Property Investors, Inc., Petroleum Helicopters, Inc., and American Indemnity Financial Corporation, Inc. Dr. McFarland also serves on the Compensation Committee of Stewart Enterprises, Inc.

G. Stephen Finley joined our Board of Directors in June 2007. Mr. Finley served as the Senior Vice President, Finance & Administration, and Chief Financial Officer of Baker Hughes Incorporated from April 1999 to his retirement from that company in April 2006. Prior to that, from February 1982 to April 1999, Mr. Finley held various financial and administrative management positions with Baker Hughes. Since June 2006, Mr. Finley has served as a member of the Board of Directors of Ocean Rig ASA, a Norway-based drilling contractor that is listed on the Oslo, Norway stock exchange. He currently serves on that board’s Nominations and Governance Committee and as Chairman of its Audit Committee. Since November 2006, Mr. Finley has served as a member of the Board of Directors and Audit Committee and Chairman of the Compensation Committee of Exterran GP, LLC, which is the general partner of Exterran, L.P., a leading provider of natural gas compression services and products. Mr. Finley also serves on the Board of Directors of a privately held company, Total Safety U.S., Inc., a global provider of integrated safety strategies and solutions for hazardous environments.

No family relationships exist among any of our directors or executive officers.

Shareholder Actions

Settlement of Shareholder Derivative and Class Action Litigation

On April 13, 2007, we announced that, subject to court approval, we had reached a settlement of the pending derivative and class action litigation discussed below. The settlement received final approval from the U.S. District Court for the Eastern District of Louisiana on October 9, 2007. Under the terms of the settlement, we paid $1.6 million, and our directors and officers’ liability insurance carrier paid $8.3 million. A portion of these amounts were used to pay administration costs and legal fees. The settlements resolved all pending shareholder class and derivative litigation against us, our former and current directors, and former officers. As part of the settlement, we preserved certain claims against our former Chief Executive Officer and Chief Financial Officer for matters arising from the invoicing irregularities at Soloco Texas, LP and the backdating of options, as discussed below. Disclosure regarding this litigation is set forth below.

Derivative Actions

On August 17, 2006, a shareholder derivative action was filed in the 24th Judicial District Court for the Parish of Jefferson, captioned: Victor Dijour, Derivatively on Behalf of Nominal

Defendant Newpark Resources, Inc., v. James D. Cole, et al. On August 28, 2006, a second shareholder derivative action was filed in the 24th Judicial District Court for the Parish of Jefferson, captioned: James Breaux, Derivatively on Behalf of Nominal Defendant Newpark Resources, Inc., v. James D. Cole, et al. These actions, which are substantially similar, were brought, allegedly for the benefit of us (we were sued as a nominal defendant in each of these actions), against James D. Cole, our former Chief Executive Officer and director; Matthew W. Hardey, our former Chief Financial Officer; William Thomas Ballantine, our former Chief Operating Officer, President and director; and directors David P. Hunt, Alan J. Kaufman, Roger C. Stull and James H. Stone. The plaintiffs in these respective actions alleged improper backdating of stock option grants to our executives, improper recording and accounting of the backdated stock option grants and producing and disseminating false financial statements and other Securities and Exchange Commission filings to our shareholders and the market. The plaintiffs did not seek any recovery against us. Instead, they sought unspecified damages from the individual defendants on our behalf for alleged breach of fiduciary duty, and against Messrs. Cole and Hardey, and also against Mr. Ballantine in the second shareholder derivative action, for alleged unjust enrichment. These two cases were voluntarily dismissed without prejudice by the plaintiffs on December 29, 2006 and subsequently re-filed in the U.S. District Court for the Eastern District of Louisiana. The complaints in the re-filed cases were virtually identical to the complaints filed in the Galchutt and Pomponi cases described below.

On October 5, 2006, a third shareholder derivative action was filed in the U.S. District Court, Eastern District of Louisiana, captioned: Vincent Pomponi, Derivatively on Behalf of Newpark Resources, Inc., v. James D. Cole, et al. On October 6, 2006, a fourth derivative action was filed in the U.S. District Court, Eastern District of Louisiana, captioned: David Galchutt, Derivatively on Behalf of Newpark Resources, Inc., v. James D. Cole, et al. These complaints are virtually identical and were brought, allegedly for the benefit of us, against Messrs. Cole and Hardey and current and previous directors Hunt, Kaufman, Stone, Stull, Jerry W. Box, F. Walker Tucei, Jr., Gary L. Warren, Ballantine, Michael Still, Dibo Attar, Phillip S. Sassower, Lawrence I. Schneider and David C. Baldwin, alleging improper financial reporting and backdating of stock option grants to our employees. The plaintiffs did not seek any recovery against us. Instead, they sought unspecified damages from Messrs. Cole and Hardey for alleged disgorgement under the Sarbanes-Oxley Act of 2002 and alleged rescission, against Messrs. Hardey, Hunt, Kaufman, Stone, Ballantine, Still, Attar, Sassower, Schneider, and Baldwin for alleged violation of Section 14(a) of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, and against all of the individual defendants on behalf of us for alleged unjust enrichment, breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, and constructive trust. All four derivative actions were consolidated in Judge Livaudais’ court.

Pursuant to previously existing indemnification agreements, we advanced to the officer and director defendants the fees they incurred to defend themselves, subject to repayment in the event of a determination that they are not entitled to indemnification. We also agreed to advance to the former directors the fees they incurred to defend themselves subject to certain restrictions on reasonableness and an agreement to repay in the event of a determination that they were not entitled to indemnification.

Our Board of Directors formed a Special Litigation Committee consisting of David C. Anderson and James W. McFarland, recently elected independent directors who were not named in any of the derivative actions, to review the allegations in these actions and in any other derivative actions that may be filed that involve the same subject matter, and the Special Litigation Committee retained outside counsel to assist it. After conducting its investigation and analysis of the claims made in the derivative actions, the Special Litigation Committee approved the settlement of the derivative actions on the terms outlined above. The Special Litigation Committee recommended that we preserve our claims against Messrs. Cole and Hardey but that we not pursue claims against any other officer or director of our company named in the derivative actions.

Class Action Lawsuit

Between April 21, 2006 and May 9, 2006, five lawsuits asserting claims against us for violation of Section 10(b) of the Exchange Act and Securities and Exchange Commission Rule 10b-5 were filed in the U.S. District Court for the Eastern District of Louisiana. All five lawsuits have been transferred to Judge Marcel Livaudais who consolidated these actions as In re: Newpark Resources, Inc. Securities Litigation. Following the filing of the Amendment No. 2 to our Annual Report on Form 10-K/A for 2005 (filed on October 10, 2006), the plaintiffs filed (on November 9, 2006) a Consolidated Class Action Complaint for Securities Fraud, which we refer to as the Consolidated Class Complaint, against us and the following directors and officers James Cole, Matthew Hardey, Thomas Ballantine, David P. Hunt, Alan J. Kaufman, James H. Stone, Roger C. Stull and Jerry W. Box. The Consolidated Class Complaint alleges that we and the individual defendants made false and misleading statements in violation of Sections 10(b) and 20(a) of the Exchange Act. These allegations arose from our disclosure of an internal investigation into potential irregularities in the processing and payment of invoices at one of our subsidiaries, Soloco Texas, LP, and alleged improper granting, recording and accounting of backdated grants of our stock options to our executives. The Consolidated Class Complaint did not specify the damages sought by the Plaintiffs and no discovery has been conducted to date.

Pursuant to previously existing indemnification agreements, we advanced to the officer and director defendants the fees they incurred to defend themselves, subject to repayment in the event of a determination that they are not entitled to indemnification.

James D. Cole Arbitration

By letter dated April 25, 2007, counsel for James D. Cole, our former Chief Executive Officer and former director, notified us that Mr. Cole is pursuing claims against us for breach of his employment agreement and other causes of action. Mr. Cole seeks recovery of approximately $3.1 million purportedly due under his employment agreement and reimbursement of certain defense costs incurred in connection with the shareholder litigation and our internal investigation. Mr. Cole also claims that he is entitled to the sum of $640,000 pursuant to the non-compete provision of his employment agreement. Pursuant to the terms of his employment agreement, this matter has been submitted to arbitration. We have also submitted to the same arbitration proceedings the claims preserved against Mr. Cole arising from the derivative litigation referenced above.

Matthew Hardey Lawsuit

On November 2, 2007, we were served with a lawsuit filed on behalf of Matthew Hardey, our former Chief Financial Officer, against us and Paul L. Howes, our current Chief Executive Officer. The lawsuit was filed on October 9, 2007, in the 24th Judicial District Court in Jefferson Parish, Louisiana. We have removed this case to Federal Court (United States District Court for the Eastern District of Louisiana). The lawsuit includes a variety of allegations arising from our internal investigation and Mr. Hardey’s termination, including breach of contract, unfair trade practices, defamation, and negligence. The lawsuit does not specify the amount of damages being sought by Mr. Hardey. We dispute the allegations in the lawsuit and intend to vigorously defend our position.

SEC Investigation

On March 12, 2007, we were advised that the Securities and Exchange Commission had opened a formal investigation into the matters disclosed in our restatement of earnings in Amendment No. 2 to our Annual Report on Form 10-K/A for 2005, filed on October 10, 2006. We are cooperating with the Securities and Exchange Commission in their investigation.

CORPORATE GOVERNANCE

General

Under Delaware law, our business and affairs are managed under the direction of the Board of Directors. The Board of Directors establishes broad corporate policies, has responsibility for our overall performance and direction and authorizes various types of transactions but is not involved in the details of day-to-day operations. Members of the Board of Directors keep informed of our business by participating in Board and committee meetings, by reviewing reports and other materials provided to them and through discussions with the Chief Executive Officer and other officers. All members of the Board of Directors, other than our President and Chief Executive Officer, Mr. Howes, satisfy the independence requirements of the New York Stock Exchange (“NYSE”).

Each director is elected to a one-year term. Our Board of Directors held twelve meetings during 2007 and action was taken by the Board of Directors by unanimous written consent three times. Each director attended at least 75% of the meetings of the Board of Directors held while serving as a member of the Board of Directors and of each committee of which he was a member that was held during the time he was a member.

In March 2005, the Board of Directors chose to separate the roles of Chairman of the Board and Chief Executive Officer. In June 2007, the Board of Directors elected Mr. Box as non-executive Chairman of the Board of Directors. The principal responsibilities of the non-executive Chairman of the Board are:

•	To manage the organization, functioning and affairs of the Board of Directors, in order to enable it to meets its obligations and responsibilities;

•	To facilitate the functioning of the Board of Directors independently of management and maintain and enhance the governance quality of the Company and the Board;

•

To interact regularly with the Chief Executive Officer and his staff on major strategy issues, handling of major business issues and opportunities, matters of corporate governance and performance issues, including providing feedback of other Board members and acting as a “sounding board” for the Chief Executive Officer;

•	Together with the Chair of the Compensation Committee, to conduct a formal evaluation of the Chief Executive Officer’s performance at least annually; and

•	To lead the Board of Directors in the execution of its responsibilities to stockholders.

Given the substantial overlap of the duties of the non-executive Chairman of the Board and the lead independent director, the Board of Directors determined there is no need at this time to designate a lead independent director. A complete description of the responsibilities of the non-executive Chairman of the Board is set forth in a charter adopted by the Board of Directors, a copy of which is available in the “Corporate Governance” section under “Investor

Relations” on our website at www.newpark.com. A description of the powers and duties of the Chairman of the Board also is set forth in our Amended and Restated Bylaws.

Corporate Governance Guidelines and Code of Ethics

Corporate Governance Guidelines

We are committed to adhering to sound principles of corporate governance and have adopted Corporate Governance Guidelines that the Board of Directors believes promote the effective functioning of the Board of Directors, its committees and our company. The Corporate Governance Guidelines conform to the NYSE corporate governance listing standards and SEC rules and address, among other matters, director qualifications, independence and responsibilities, majority vote principles, Board committees, Board access to senior management, the independent accountants and other independent advisors, compensation of directors and assessments of committee performance. The Corporate Governance Guidelines are available in the “Corporate Governance” section under “Investor Relations” on our website at www.newpark.com and are also available, without charge, upon request to our Corporate Secretary at Newpark Resources, Inc., 2700 Research Forest Drive, Suite 100, The Woodlands, Texas 77381.

Majority Vote Policy

Our Corporate Governance Guidelines provide for a majority vote principle in connection with the election of our directors. Under our Corporate Governance Guidelines, in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected), any nominee who receives a greater number of votes “withheld” from his election than votes “for” his election must promptly tender his resignation to the Chairman of the Board unless he has previously submitted an irrevocable resignation in accordance with our Corporate Governance Guidelines. The Corporate Governance Guidelines also provide that the Board of Directors may require, in order for any incumbent director to become a nominee for further service on the Board of Directors, that the incumbent director submit to the Board of Directors an irrevocable resignation. The irrevocable resignation will be conditioned upon, and shall not become effective until there has been (i) a failure by that nominee to receive more votes “for” his election than votes “withheld” from his election in any uncontested election of directors, and (ii) acceptance of the resignation by the Board of Directors. In the event a director receives a greater number of votes “withheld” from his election than “for” his election, the Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors regarding the action to be taken with respect to the tendered resignation. A director whose resignation is being considered will not participate in any committee or Board of Directors consideration regarding the resignation. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the certification of the stockholder vote, and the Board of Directors will promptly and publicly disclose its decision. Each of the nominees for election to the Board of Directors has submitted an irrevocable resignation in accordance with our Corporate Governance Guidelines.

Stock Ownership Guidelines

To encourage our non-employee directors to achieve and maintain an appropriate ownership interest in our company, the Board of Directors approved stock ownership guidelines. Section 8 of the Governance Guidelines requires each non-employee director to own shares of our common stock valued at three times his annual cash retainer. Current non-employee directors who were serving on our Board of Directors on March 7, 2007 will have five years from that date to obtain the required level of stock ownership. Non-employee directors elected to the Board of Directors after March 7, 2007 will have five years from the date of election to reach the required level of stock ownership. In the event of an increase in the annual cash retainer, the non-employee directors will have three years from the effective date of the increase to acquire any additional shares needed to meet the stock ownership guidelines.

Code of Ethics

The Board of Directors also has adopted a Code of Ethics for Senior Officers and Directors that applies to all directors, our principal executive officer, principal financial officer, principal accounting officer or controller, and other senior officers. The Code of Ethics contains policies and procedures applicable to our directors and supplements our Corporate Compliance and Business Ethics Manual which is applicable to all of our employees including our principal executive officer, principal financial officer, principal accounting officer and other senior officers. The purposes of the Code of Ethics, among other matters, are to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships. The Code of Ethics promotes full, fair, accurate, timely and understandable disclosure in reports and other documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications. The Code of Ethics also requires compliance with applicable governmental laws, rules and regulations including, without limitation, “insider trading” laws. The Code of Ethics further requires the prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons and accountability for adherence to the Code of Ethics.

Any amendments to, or waivers of, the Code of Ethics with respect to our principal executive officer, principal financial officer or principal accounting officer or controller, or persons performing similar functions, will be disclosed in a Current Report on Form 8-K, which will be available on our website, promptly following the date of the amendment or waiver.

Copies of our Code of Ethics for Senior Officers and Directors and our Corporate Compliance and Business Ethics Manual are available in the “Corporate Governance” section under “Investor Relations” on our website at www.newpark.com and is also available in print upon request from our Corporate Secretary.

Related Person Transactions and Procedure

While we have not adopted a separate and formal policy for reviewing transactions in which “related persons” (directors, director nominees and executive officers or their immediate family members, or stockholders owning 5% or greater of our outstanding stock) have a direct or indirect material interest, our General Counsel and Chief Administrative Officer oversees our conflict of interest policy, which is included in both our Code of Ethics and our Corporate Compliance and Business Ethics Manual. Our conflict of interest policy applies to directors, officers and employees and is intended to avoid situations in which any of those persons has a potential or actual conflict of interest with us. Under our policy, conflicts of interest are prohibited and an officer, director or employee must promptly disclose any conflict of interest, including any transactions or relationships involving a potential conflict of interest. The conflicts of interest/corporate opportunity policy prohibits transactions and activities in which:

•	the related person exploits his or her position with us for inappropriate personal gain, including taking advantage of non-public information about us, our clients or vendors;

•	the related person causes us to engage in transactions with family members or friends of the related person;

•	the related person acquires or has a financial interest in our customers, vendors or competitors;

•	the related person takes for himself or herself or his or her family members opportunities that arise through the use of corporate property, information or position;

•	the related person uses corporate property, information or position for personal gain;

•	an officer or employee works for, or serves as a director or officer for or acts as a consultant to one of our competitors, customers, suppliers or contractors;

•	an officer or director may handle a transaction that is or could be used as a conflict because of a material connection with the individual or company involved; or

•	the related person receives from us or any of our customers or suppliers loans or guaranties of obligations.

Any director, officer or employee involved in any of the types of transactions described in our conflict of interest policy should immediately and fully disclose the relevant circumstances to the General Counsel, Audit Committee or the Board of Directors, in the case of a director or officer, or his or her immediate supervisor or the General Counsel and Chief Administrative Officer in the case of an employee, for a determination as to whether a potential or actual conflict of interest exists. Where appropriate, the General Counsel and Chief Administrative Officer will bring the potential or actual conflict of interest to the Audit Committee or the entire Board of Directors for review.

In addition, our executive officers, directors and director nominees complete annual questionnaires intended to identify any related-person transactions. All executive officers,

directors and director nominees are required to identify, to the best of their knowledge after reasonable inquiry, business and financial affiliations involving themselves or their immediate family members that could reasonably be expected to give rise to a reportable related person transaction. Any potential related person transactions that are identified in the questionnaires are subject to review by the Audit Committee or the entire Board of Directors to determine whether it is advisable for us to amend or terminate the transaction. If a member of the Board of Directors is involved in the transaction, that director will be recused from all discussions and decisions about the transaction. Any transaction must be approved in advance wherever practicable, and if not practicable, is subject to review as promptly as practicable.

We are studying the advisability of implementing a policy directed more specifically to related person transactions.

Director Independence

The Board of Directors has determined that Messrs. Anderson, Box, Finley, McFarland, Tucei and Warren are “independent directors” as that term is defined in the listing standards of the NYSE. In making these determinations regarding independence, the Board of Directors evaluated commercial, consulting, charitable, familial, and other relationships with each of its directors and entities of which he is an executive officer, partner, member, and/or significant shareholder. As part of this evaluation, the Board of Directors noted that none of the directors received any consulting, advisory, or other compensatory fees from us (other than for services as a director) or is a partner, member, or principal of an entity that provided accounting, consulting, legal, investment banking, financial, or other advisory services to our company, and none of the express disqualifications contained in the NYSE rules apply to any of them. Based on this independence review and evaluation, and on other facts and circumstances the Board of Directors deemed relevant, the Board of Directors, in its business judgment, determined that all of our directors and nominees are independent, with the exception of Mr. Howes who is our President and Chief Executive Officer.

As disclosed in this Proxy Statement, we retained Heidrick & Struggles, Inc., an executive search company, in 2005 and 2006 primarily for the purpose of assisting the Nominating and Corporate Governance Committee in identifying qualified candidates for our Chief Executive Officer, Chief Financial Officer and Chief Administrative Officer and General Counsel positions. From 1992 to 2003, Mr. Anderson served in various positions for Heidrick & Struggles, including President and Chief Operating Officer from 2001 to 2003. Mr. Anderson also served as a member of the Board of Directors of Heidrick & Struggles from 1996 through 1999, at which time the company completed a successful initial public offering, and he continued as a director after the public offering through 2002. However, the Board of Directors determined that the prior relationship between our company, Heidrick & Struggles and Mr. Anderson (other than as a stockholder, director or committee member) is not material to us, Heidrick & Struggles or Mr. Anderson, based principally on the following factors:

•	Mr. Anderson has not served in any positions with Heidrick & Struggles for five years;

•	Mr. Anderson currently holds a very small number of shares of Heidrick & Struggles; and

•	Mr. Anderson does not have any direct or indirect material interests in the relationship between our company and Heidrick & Struggles.

Mr. Warren is a director and holds a minor interest in Horizon North Logistics Inc., a Canadian-based service company which acquired in 2006 a potential competitor of Newpark Mats & Integrated Services LLC in the Canadian market for wooden mats. However, the Nominating and Corporate Governance Committee of the Board of Directors determined that Mr. Warren’s relationship with the potential competitor did not disqualify him from being considered independent since there is very limited overlap in service/product offerings between Newpark Mats & Integrated Services LLC and Horizon North Logistics Inc. and our strategic direction with our subsidiary.

Executive Sessions of Non-Management Directors

Our Corporate Governance Guidelines require the non-management directors to meet at least twice each year in executive session, without management present. However, management employees may be invited to attend portions of these meetings if deemed appropriate by the non-management directors to provide information necessary for the meetings. The executive sessions in 2007 were presided over by Mr. Box upon his election as our non-executive Chairman of the Board. Mr. Hunt, our former non-executive Chairman of the Board, presided over the executive sessions prior to our 2007 Annual Meeting.

Interested parties may direct their concerns to the Chairman of the Board or to any other non-management director or directors by following the procedures set forth in the section below entitled “Stockholder Communication with Board Members.”

Committees of the Board of Directors

In addition to the Special Litigation Committee, the Board of Directors has established three standing committees. These committees are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. All of these committees operate under written charters approved by the Board of Directors. The Chairman of the Board attends all Committee meetings, but does not cast a vote therein. Copies of these charters, which set forth the specific responsibilities of the committees, as well as copies of our Corporate Governance Guidelines, the Code of Ethics for Senior Officers and Directors and the charter of the Chairman of the Board, are available in the “Corporate Governance” section under “Investor Relations” on our website at www.newpark.com. Stockholders also may obtain printed copies of these items, without charge, by contacting us at the following address:

Newpark Resources, Inc.

2700 Research Forest Drive, Suite 100

The Woodlands, Texas 77381

Attn: Corporate Secretary

Audit Committee

As of April 16, 2008, the members of the Audit Committee were F. Walker Tucei, Jr. (Chairman), G. Stephen Finley, James W. McFarland, PhD and Gary L. Warren. The Board of Directors has determined that each of the members of the Audit Committee is independent and “financially literate” under applicable Securities and Exchange Commission rules and NYSE listing rules and is an “independent director” under applicable NYSE listing rules and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Board of Directors also has determined that Mr. Tucei, Mr. Finley and Dr. McFarland are “audit committee financial expert” as defined by applicable Securities and Exchange Commission rules. The Audit Committee met eight times during 2007 and did not take any action by unanimous written consent.

The Audit Committee is responsible for the selection, evaluation, compensation and, when necessary, replacement of the independent auditors. The Audit Committee also has responsibility for providing independent review and oversight of the integrity of our financial statements, the financial reporting process, our systems of internal accounting and financial controls, the performance of our internal audit function and the independent auditors, the independent auditor’s qualifications and independence, and our compliance with ethics policies and legal and regulatory requirements. The independent auditors report directly to the Audit Committee.

The specific responsibilities of the Audit Committee are set forth in the Committee’s charter, a copy of which is available in the “Corporate Governance” section under “Investor Relations” on our website at www.newpark.com and is also available in print upon request from our Corporate Secretary.

Compensation Committee

As of April 16, 2008, the members of the Compensation Committee were James W. McFarland, PhD (Chairman), David C. Anderson and G. Stephen Finley. The Board of Directors has determined that each member of the Compensation Committee is an “independent director” under applicable NYSE listing rules, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director” as defined under regulations promulgated under Section 162(m) of the Internal Revenue Code. The Compensation Committee met nine times during 2007 and did not take any action by unanimous written consent.

The Compensation Committee has responsibility for establishing, evaluating and administering our compensation arrangements, plans, policies and programs for our Chief Executive Officer and other executive officers and for administering our equity incentive plans. The Compensation Committee also has responsibility for making recommendations to the Board of Directors with respect to the adoption, approval and amendment of all broadly based, cash-based and equity-based incentive compensation plans.

The specific responsibilities of the Compensation Committee are set forth in the Committee’s charter, a copy of which is available in the “Corporate Governance” section under “Investor Relations” on our website at www.newpark.com and is also available in print upon request from our Corporate Secretary.

Nominating and Corporate Governance Committee

As of April 16, 2008, the members of the Nominating and Corporate Governance Committee were David C. Anderson (Chairman), F. Walker Tucei, Jr., and Gary L. Warren. The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is an “independent director” under applicable NYSE listing rules and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Nominating and Corporate Governance Committee met seven times during 2007 and did not take any action by unanimous written consent.

The Nominating and Corporate Governance Committee assists and advises the Board of Directors with respect to the size, composition and functions of the Board of Directors, identifies potential candidates for the Board of Directors and recommends to the Board of Directors a slate of qualified nominees for election as directors at each annual meeting, oversees the annual evaluation of the Board of Directors as a whole and the committees of the Board of Directors, and develops and advises the Board of Directors with respect to corporate governance principles, policies and practices. The Nominating and Corporate Governance Committee also serves as the Qualified Legal Compliance Committee for purposes of Section 307 of the Sarbanes-Oxley Act and ensures compliance with the standards of the Securities and Exchange Commission for professional conduct for attorneys appearing and practicing before the Securities and Exchange Commission in the representation of our company.

In 2006, we retained Heidrick & Struggles, Inc., an executive search company, primarily for the purpose of assisting us in identifying qualified candidates for our Chief Executive Officer, Chief Financial Officer and Chief Administrative Officer/General Counsel positions. Heidrick & Struggles identified Paul L. Howes as a qualified candidate for our Chief Executive Officer position, and the Board of Directors ultimately appointed Mr. Howes to that position and, in conjunction with this appointment, elected Mr. Howes as a member of our Board of Directors. Heidrick & Struggles also identified James E. Braun, Mark J. Airola and Gregg S. Piontek as qualified candidates for our Chief Financial Officer, Chief Administrative Officer/General Counsel and Chief Accounting Officer positions, respectively, and the Board of Directors ultimately appointed Messrs. Braun, Airola and Piontek to those respective positions. In addition, because Heidrick & Struggles introduced Gary L. Warren to us, we compensated Heidrick & Struggles for this introduction.

The specific responsibilities of the Nominating and Corporate Governance Committee are set forth in the Committee’s charter, a copy of which is available in the “Corporate Governance” section under “Investor Relations” on our website at www.newpark.com and is also available in print upon request from our Corporate Secretary.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for periodically evaluating and making recommendations to the Board of Directors with respect to the size and composition of the Board of Directors. The Committee seeks to identify prospective directors who will strengthen the Board of Directors and evaluates prospective directors, including incumbent directors, in accordance with the criteria set forth in our Corporate Governance Guidelines and other criteria as may be set by the Board of Directors or the Committee. Some of the principal criteria include whether the candidate (i) is of the highest integrity and character; (ii) has familiarity with our business and industry; (iii) has independence of thought and financial literacy; (iv) is willing and able to devote sufficient time to effectively carry out the duties and responsibilities of a director; and (v) has the objectivity, ability and desire to represent the interests of the stockholders as a whole, free from any conflict of interest. Our Corporate Governance Guidelines implement a director retirement age policy and provide that any person who is 72 years of age or more shall not be eligible to be elected a director, although any director reaching the age of 72 while in office may serve the remainder of his or her term until the next annual stockholders meeting.

The persons recommended by the Nominating and Corporate Governance Committee and nominated by the Board of Directors to be elected as directors at the Annual Meeting include three incumbent directors who were named as defendants in two or more of the shareholder actions described above, Messrs. Box, Tucei and Warren. After conducting its investigation and analysis of the claims made in the derivative actions, the Special Litigation Committee approved the settlement of the derivative actions on the terms outlined above. Based upon the information received from the Special Litigation Committee, and taking into account that each of the nominees is very knowledgeable about our company and that we have benefited from their past service, the Nominating and Corporate Governance Committee has determined that it is appropriate to nominate them to continue to serve as directors.

The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in the next proxy statement, including those eligibility requirements set forth in our Corporate Governance Guidelines. In order to nominate a director at the annual meeting, our bylaws require that a stockholder follow the procedures set forth in the bylaws. (Our bylaws are available in the investor relations area of our web site at www.newpark.com.) In order to recommend a nominee for a director position, a stockholder must be entitled to vote in the election of directors and must provide notice in accordance with our bylaws. Stockholder nominations must be made pursuant to written notice delivered in accordance with the following instructions no later than ninety (90) days prior to the meeting; provided, that if the date of the meeting is not publicly announced more than one hundred (100) days prior to the meeting, such notice will be considered timely if properly delivered no later than the close of business on the tenth (10th) day following the day on which such announcement of the date of the meeting was communicated to the stockholders.

The stockholder notice must set forth the following:

1.	name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

2.	a representation that the stockholder is a holder of record of common stock entitled to vote at the meeting and intends to appear in person or by proxy to nominate the person or persons specified;

3.	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons under which the nomination(s) are made by the stockholder;

4.	for each person the stockholder proposes to nominate for election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Schedule 14A promulgated under the Exchange Act;

5.	for each person nominated, a written consent to serve as a director, if elected; and

6.	a statement whether such nominee, if elected, intends to deliver an irrevocable resignation in accordance with our Corporate Governance Guidelines.

In addition to complying with the foregoing procedures, any stockholder nominating a director must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

The stockholder making the recommendation also should submit information demonstrating the number of shares he or she owns. Stockholders may send recommendations for director candidates for the 2009 Annual Meeting to the Nominating and Corporate Governance Committee by U.S. mail or overnight delivery at the following address: Chair, Nominating and Corporate Governance Committee, c/o Corporate Secretary, Newpark Resources, Inc., 2700 Research Forest Drive, Suite 100, The Woodlands, Texas 77381.

Candidates recommended by the Nominating and Corporate Governance Committee must include a sufficient number of persons who upon election would be independent directors having the skills, experience and other characteristics necessary to provide qualified persons to fill all Board committee positions required to be filled by independent directors. In considering any candidates recommended by stockholders, the Nominating and Corporate Governance Committee will take into account the same factors as apply to all other prospective nominees.

Stockholder Communication with Board Members

The Board of Directors has established a process for stockholders to send communications, other than sales-related communications, to one or more of its members. These communications should be sent by letter addressed to the member or members of the Board of Directors to whom the communication is directed, care of the Corporate Secretary,

Newpark Resources, Inc., 2700 Research Forest Drive, Suite 100, The Woodlands, Texas 77381. These communications, other than sales-related communications, will be forwarded to the Board member or members specified.

Director Attendance at Annual Meeting

We have a policy encouraging the attendance of all directors at annual meetings of stockholders, and we make all appropriate arrangements for directors that choose to attend. All of our directors attended the 2007 Annual Meeting of Stockholders other than Messrs. Warren, and Finley, due to scheduling conflicts.

EXECUTIVE OFFICERS

As of April 16, 2008, our executive officers, their ages and positions are as follows:

Name	Age	Position
Paul L. Howes	52	President and Chief Executive Officer
James E. Braun	48	Vice President and Chief Financial Officer
Mark J. Airola	49	Vice President, General Counsel, Chief Administrative Officer and Secretary
Gregg S. Piontek	37	Vice President, Controller and Chief Accounting Officer
Bruce C. Smith	55	Vice President and President of Fluids Systems and Engineering
Samuel L. Cooper	50	Vice President and President of Environmental Services

For a description of the business experience of Mr. Howes during the past five years, see above under the heading “Election of Directors—Business Experience of Nominees During the Past Five Years.”

James E. Braun joined us in October 2006 as our Vice President and Chief Financial Officer. Before joining us, since 2002, Mr. Braun was Vice President, Finance, of Baker Oil Tools, one of the largest divisions of Baker Hughes Incorporated, a leading provider of drilling, formation evaluation, completion and production products and services to the worldwide oil and gas industry. From 1998 until 2002, Mr. Braun was Vice President, Finance and Administration, of Baker Petrolite, the oilfield specialty chemical business division of Baker Hughes Incorporated. Previously, he served as Vice President and Controller of Baker Hughes Incorporated, and he was with Deloitte & Touche prior to joining Baker Hughes Incorporated.

Mark J. Airola joined us in October 2006 as our Vice President, General Counsel and Chief Administrative Officer and was appointed as our Secretary in December 2006. Mr. Airola has practiced law for 22 years, primarily with large, publicly traded companies. Most recently, from 1995 Mr. Airola was Assistant General Counsel and Chief Compliance Officer for BJ Services Company, a leading provider of pressure pumping and other oilfield services to the petroleum industry, serving as an executive officer since 2003. From 1988 to 1995, he held the position of Senior Litigation Counsel at Cooper Industries, Inc., a global manufacturer of electrical products and tools, with initial responsibility for managing environmental regulatory matters and litigation and subsequently managing the company’s commercial litigation.

Gregg S. Piontek joined us in April 2007 serves as our Vice President, Controller and Chief Accounting Officer. Before joining us, Mr. Piontek served in various financial roles for Stewart & Stevenson Services, Inc. and Stewart & Stevenson, LLC from 2001 to 2007, including Divisional Controller, Assistant Corporate Controller, and most recently as Vice President and Chief Accounting Officer. Prior to that, Mr. Piontek served in various financial roles at General Electric, CNH Global N.V. and Deloitte & Touche LLP.

Bruce C. Smith joined us in April 1998 as our Vice President, International. Since October 2000, he has served as President of Fluids Systems and Engineering, and he also holds the title of Vice President of our company. Prior to joining us, Mr. Smith was the Managing Director of the U.K. operations of M-I Swaco, a competitor of Newpark Drilling Fluids, where he was responsible for three business units, including their drilling fluids unit.

Samuel L. Cooper joined us in August 2005 as our Vice President-Sales and in November 2005, he became President of Environmental Services. He also serves as a Vice President of our company. Prior to joining us, from February 2002 to July 2005, he was Director of Operations of the Hydrocarbon Recovery group of USFilter, a Siemens business that recovers, recycles and reuses lubricants and fluids. He also served as the Southeast Regional Business Unit Manager of the Hydrocarbon Recovery group of USFilter from February 2002 through December 2003. From August 1998 through October 2001, he first served as Senior Vice President and then as Regional Vice President of U.S. Liquids Inc., a provider of liquid waste management services.

During 2007, Sean Mikaelian also served as an Executive Officer as President of Mats and Integrated Services. Mr. Mikaelian was placed on leave of absence for medical reasons effective February 1, 2008.

OWNERSHIP OF COMMON STOCK

Certain Beneficial Owners

The following table sets forth information, as of the date indicated in the applicable Schedule 13G with respect to each stockholder identified as beneficially owning greater than 5% of our common stock, the number of outstanding shares of our common stock and the percentage beneficially owned. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by that person.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
Wells Fargo & Company (1) 420 Montgomery Street San Francisco, California 94104	14,240,535	15.4%

FMR LLC (2) 82 Devonshire Street Boston, Massachusetts 02109	11,656,143	12.9%

Heartland Advisors, Inc. (3) 789 N. Water Street, Suite 500 Milwaukee, Wisconsin 53202	5,937,325	6.6%

Dimensional Fund Advisors, LP (4) 1299 Ocean Avenue Santa Monica, California 90401	5,706,109	6.3%

Steinberg Asset Management, LLC (5) 12 East 49th Street, Suite 1202 New York, New York 10017	5,684,559	6.3%

(1)	Based solely on an Amendment No. 3 to a Schedule 13G jointly filed with the SEC on January 23, 2008 by Wells Fargo & Company, Wells Capital Management Inc., and Wells Fargo Funds Management LLC. According to the Schedule 13G/A, (i) Wells Fargo & Company has sole voting power with respect to 14,125,405 shares and sole dispositive power with respect to 14,122,435 shares; (ii) Wells Capital Management Incorporated beneficially owns 13,852,186 shares with respect to which it has sole dispositive power and 4,455,581 with respect to which it has sole voting power; and (iii) Wells Fargo Funds Management, LLC beneficially owns 9,551,509 shares with respect to which it has sole voting power and 270,034 with respect to which it has sole dispositive power. The address for each of Wells Capital Management Incorporated and Wells Fargo Funds Management, LLC is 525 Market Street, San Francisco, California 94105.

(2)	Based solely on an Amendment No. 1 to Schedule 13G filed jointly with the SEC by FMR LLC and Edward C. Johnson, III on February 14, 2008. According to the Schedule 13G/A,

FMR LLC is the beneficial owner of 11,656,143 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, VIP III Mid Cap Portfolio, amounted to 8,148,220 shares or 9.043% of the common stock outstanding. VIP III Mid Cap Portfolio has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 11,656,143 shares owned by the Funds. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(3)	Based solely on Amendment No. 1 to Schedule 13G filed with the SEC on February 8, 2008. According to the Schedule 13G/A, Heartland Advisors, Inc., a registered investment adviser, and William J. Nasgovitz, Heartland’s President and principal shareholder, share voting power with respect to 5,778,325 shares and share dispositive power with respect to 5,937,325 shares. These shares are deemed to be beneficially held by Heartland by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time, and by Mr. Nasgovitz as a result of his ownership interest in Heartland. Heartland and Mr. Nasgovitz disclaim beneficial ownership of these shares.

(4)	Based solely on information reported on Schedule 13G filed with the SEC on February 6, 2008. According to the Schedule 13G, Dimensional Fund Advisors LP is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manger to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities and may be deemed to be the beneficial owner of the shares. However, all securities reported in the Schedule are owned by the investment companies, therefore, Dimensional Fund Advisors LP disclaims beneficial ownership of the securities.

(5)	Based solely on an Amendment No. 3 on Schedule 13G filed with the SEC on February 11, 2008. According to the Schedule 13G/A, Steinberg Asset Management, LLC has sole voting power and sole dispositive power with respect to 5,684,559 shares.

Ownership of Directors and Executive Officers

The following table sets forth information with respect to the beneficial ownership of our outstanding common stock as of April 16, 2008, by (i) each current director and each nominee for director of ours, (ii) each named executive officer identified in the Summary Compensation Table below, and (iii) all current directors and executive officers as a group. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by that person, except to the extent that authority is shared by spouses under applicable law. None of the shares reported below are pledged as security.

	Shares Beneficially Owned
Name	Number		Percent (1)
Paul L. Howes	517,754	(2)	*
David C. Anderson	35,334	(3)	*
F. Walker Tucei, Jr.	80,334	(4)	*
Jerry W. Box	67,534	(5)	*
Gary L. Warren	17,334	(6)	*
James W. McFarland	50,334	(7)	*
G. Stephen Finley	13,000		*
James E. Braun	126,667	(8)	*
Mark J. Airola	126,667	(9)	*
Bruce C. Smith	84,521	(10)	*
Sean D. Mikaelian	28,334	(11)	*
All current directors and executive officers as a group (13 persons)	1,179,351	(12)	1.3%

*	Indicates ownership of less than 1%.

(1)	The percentage ownership is based on 89,500,104 shares of common stock outstanding as of April 16, 2008. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group of persons has the right to acquire within 60 days of April 16, 2008 (or June 15, 2008).

(2)	Includes (i) 25,000 shares held by the Paul L. Howes Trust, (ii) 303,334 shares issuable upon exercise of options as of June 15, 2008, and (iii) 200,000 shares of common stock subject to a restricted stock award (69,420 shares of which have vested).

(3)	Includes 5,334 shares issuable upon the exercise of options.

(4)	Includes 43,334 shares issuable upon the exercise of options.

(5)	Includes 29,434 shares issuable upon the exercise of options.

(6)	Includes 7,334 shares issuable upon the exercise of options.

(7)	Includes 5,334 shares issuable upon the exercise of options.

(8)	Includes (i) 100,000 shares subject to a restricted stock award (33,334 shares of which have vested) and (ii) 16,667 shares upon the exercise of options.

(9)	Includes (i) 100,000 shares subject to a restricted stock award (33,334 shares of which have vested) and (ii) 16,667 shares upon the exercise of options.

(10)	Includes 77,667 shares issuable upon the exercise of options.

(11)	Includes 28,334 shares issuable upon the exercise of options.

(12)	Includes 544,106 shares issuable upon the exercise of options.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes the compensation provided to our named executive officers and other members of senior management, including the principles and processes used in determining their compensation.

This Compensation Discussion and Analysis addresses the following topics:

•	First, it discusses our executive compensation philosophy and how that philosophy is reflected in the key components of our executive compensation program;

•

Second, it discusses how we implement our executive compensation programs and the roles of our Compensation Committee, members of management, and the Compensation Committee’s independent consultant in establishing executive compensation;

•

Third, it discusses the key elements of our executive compensation program and how our compensation was determined for 2007 for our Chief Executive Officer and other named executive officers of the Company; and

•	Finally, the Compensation Discussion and Analysis discusses the employment agreements with our executive officers and other significant policies and matters related to executive compensation.

Executive Compensation Philosophy and Objectives

We design the executive compensation program to attract, motivate and retain the executive talent that we need in order to implement our business strategy and to improve long-term profitability and stockholder value. To this end, our executive compensation program is characterized by the following principal objectives:

•	Pay-for-Performance;

•	Providing compensation programs that are competitive with market practice; and

•	Aligning long-term interests of executives and stockholders.

Pay-for-performance. In determining targeted compensation levels, the Compensation Committee places a significant portion of each executive officer’s compensation at risk through the use of performance-based pay. Performance-based pay generally includes non-equity (cash) incentives for achievement of specified performance objectives and equity incentive compensation whose long-term value depends upon our stock price. The Compensation Committee believes incentive compensation should entail both short- and long-term performance criteria. The Compensation Committee typically sets 60-70% of the executive officer’s compensation as contingent, performance-based pay. Only executive officers with outstanding individual and corporate achievements may significantly exceed the median compensation (based on the oilfield services industry and peer group survey data) as a result of variable pay components (non-equity and equity incentives).

Competition and overall market position. The Compensation Committee believes that the overall compensation of executive officers should be competitive with the market. As described in the “Compensation Benchmarking Relative to Market” section below, the Compensation Committee considers the oilfield services industry to be the market in which we vie for executive talent and we use a peer group of companies to determine the competitiveness of our compensation (in addition to general survey data from the oilfield services industry). In determining the proper amount for each compensation element, the Compensation Committee reviews the compensation targets for comparable positions at similar corporations with which we compete for executive talent, as well as internal relationships within the executive pay structure. The Compensation Committee targets the 50th percentile of overall compensation reflected in the peer group and survey data. This approach allows the Compensation Committee to respond more easily to additional factors it may consider. The Compensation Committee also considers changing business conditions, and by managing salaries and incentives evenly over a career, the potential is minimized for automatic increases of salaries and incentives that could occur with an inflexible and narrowly defined approach. This approach provides more flexibility to differentiate salaries and incentives to reflect a range of experiences and performance levels among executive officers. With respect to targeted incentives, we attempt to align the compensation of executive officers with similar levels of responsibility within our organization.

Some of the challenges that we face in recruiting and retaining talented executive and senior managers, when compared with other companies in the oilfield services industry (including our peers and competitors), are as follows:

•

Globally, our Fluids Systems and Engineering business unit is the fourth largest in terms of market share; however, we are much smaller than our competitors, such as M-I Swaco, Halliburton and Baker Hughes. To attract key personnel from these companies or other similarly successful oilfield services companies that do not have drilling fluids (such as Weatherford or BJ Services) we need to be creative in our approach to salaries, incentive targets and retention tools. For example, although many of the companies referenced above do not offer their executives employment agreements, we have determined that such agreements are critical to being able to attract and keep talented executives.

•

We determined that we had material weaknesses in our accounting controls that resulted in restating our earnings in 2006 for prior periods. While we have corrected the material weaknesses and settled the resulting class action and derivative lawsuits, an SEC investigation remains ongoing. Our recent history has resulted in uncertainty that, in turn, has created challenges in recruiting talented employees to work for our company.

Alignment with stockholder interests. We believe that the interests of our stockholders and executives should be aligned by ensuring that a portion of our executive’s compensation is directly determined by appreciation in our stock price and performance criteria based upon earnings per share growth. To this end, the Compensation Committee provides long-term incentives to our executives to increase stockholder value and provides our executives with an opportunity to share in the value they create, which is consistent with our pay-for-performance philosophy. The Compensation Committee also allocates equity incentives (stock options and performance-based restricted stock, for example) so that the fair market value of the equity incentives at the time of the grant is approximately 1.75 to 2.25 (depending on the executive) times the value of the annual base salary. This value may only be realized if the performance or other vesting criteria are met over a period of time (typically three years) thereby aligning the interests of our executives with our stockholders.

The Process of Implementing and Managing our Executive Compensation Programs

Role of Compensation Committee. The Compensation Committee of the Board of Directors currently consists of three independent non-employee directors, James W. McFarland (Chairman), David C. Anderson, and G. Stephen Finley. The non-executive Chairman of the Board, Jerry W. Box, attends the meetings of this Committee, but does not vote.

The Compensation Committee operates under a written charter adopted by the Board of Directors on June 11, 2003, and was last revised on March 7, 2007. The Compensation Committee charter is available in the “Corporate Governance” section under “Investor Relations” on our website at www.newpark.com and is also available in print upon request from our Corporate Secretary. In addition to the more specific responsibilities set forth in its charter, the Compensation Committee:

•	Discharges the Board of Director’s responsibilities with respect to all forms of compensation of our executive officers;

•	Administers our equity incentive plans; and

•	Produces an annual compensation committee report for our proxy statement.

As part of its authority and responsibilities, our Compensation Committee establishes our overall compensation philosophy and reviews and approves our compensation programs. As further explained below, our Compensation Committee approves the specific compensation of our Chief Executive Officer and each of our other named executive officers. The Compensation Committee has the authority to retain special counsel and other experts, including compensation consultants. These consultants and advisors report directly to the Compensation Committee. The Compensation Committee has retained Stone Partners, Inc., an independent compensation consulting firm, to support their responsibilities in determining executive compensation and related programs. In addition, Stone Partners provides information to the Compensation Committee about best practices in corporate governance and supports the Compensation Committee by preparing reports for its review and approval. Stone Partners reports directly to the Compensation Committee and does not perform any work for us without the knowledge of the Chairman of the Compensation Committee.

Role of executive officers and consultants in compensation decisions. While the Compensation Committee determines our overall compensation philosophy and sets the compensation of our Chief Executive Officer and other executive officers, it looks to its compensation consultant, our Chief Executive Officer as well as our Chief Financial Officer, Chief Administrative Officer and Director of Human Resources to make recommendations with respect to specific compensation decisions. Our Compensation Committee, without management present, regularly meets in executive session and with its compensation consultant to review executive compensation matters including market and survey data as well as peer group information.

The Chief Executive Officer’s role in establishing compensation includes making recommendations to the Compensation Committee on performance evaluation, base salary, and both equity and non-equity incentive compensation for executive officers and senior management (other than the Chief Executive Officer). The Chief Executive Officer, Chief Financial Officer, Chief Administrative Officer, and Director of Human Resources, as invited guests, also participate in Compensation Committee meetings, from time to time, to provide information regarding our strategic objectives, financial performance, and recommendations regarding compensation plans. Management may be asked to prepare information for any Compensation Committee meeting. Depending on the agenda for a particular meeting, these materials may include:

•	Reports on our strategic objectives;

•	Financial reports;

•	Reports on achievement of individual and corporate performance objectives;

•	Information regarding compensation programs and compensation levels for executive officers, directors and other employees at peer companies;

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Information on the total compensation of the executive officers, including base salary, cash incentives, equity awards, perquisites and other compensation, and any amounts payable to the executive officers upon voluntary or involuntary termination, early or normal retirement, or following a severance with or without a change in control; and

•	Information regarding all non-equity and equity incentive, health, welfare and retirement plans.

Compensation benchmarking relative to market. The Compensation Committee believes that pay practices at other companies provides useful information in establishing compensation levels. The Compensation Committee recognizes that our compensation practices must be competitive in the marketplace in order to attract, retain and motivate key executive personnel. Benchmarking and aligning base salaries become critical to a competitive compensation scheme because other elements of compensation are affected by changes in base salary.

Accordingly, the Compensation Committee compares compensation levels for the executive officers with compensation levels at companies in an industry peer group. Stone

Partners analyzed the executive compensation data in proxy statements of a peer group consisting of publicly traded oilfield services companies comparable in size to us in annual revenues and market value. The following companies were included in the peer group:

•	Core Laboratories NV

•	Dril-Quip, Inc.

•	Global Industries, Ltd.

•	Oil States International, Inc.

•	Superior Energy Services, Inc.

•	TETRA Technologies, Inc.

•	W-H Energy Services, Inc.

The Compensation Committee considers these companies consistent and stable market references from one year to the next, although the peer group companies are reviewed periodically to determine their continued suitability for comparison purposes. The compensation consultant assisted the Compensation Committee in reviewing the compensation paid to executive officers of these companies. The compensation consultant also provided the Compensation Committee with information regarding compensation programs and compensation levels for companies in the 25th, 50th and 75th percentiles of the compensation reflected in national salary survey data from: Watson Wyatt’s Top Management Compensation Survey; Stone Partner’s Oilfield Manufacturing and Services Executive Compensation Survey; Stone Partner’s Oilfield Manufacturing and Services Salary Budget Survey; WorldatWork’s Salary Budget Survey and William M. Mercer’s Energy Compensation Survey. Where possible, survey results are adjusted to reflect our size, based on annual revenue, and industry. The peer group and survey data collectively will be referred to as survey data throughout this document. The compensation consultant provides advice on compensation trends and types of awards being used for equity incentive compensation.

The compensation philosophy described above guides the Compensation Committee in establishing targeted total direct compensation levels (i.e., compensation achievable upon attainment of target objectives) for each of our executive officers and the Compensation Committee generally targets the 50th percentile of overall compensation. The Compensation Committee also considers individual factors, including historical compensation levels, results achieved, experience, potential future contribution, role and responsibilities. In addition, the Compensation Committee reviews corporate factors, including competitive pay practices, the relative compensation levels among our executive officers, industry conditions, corporate performance, shareholder actions, and the overall effectiveness of the compensation program in achieving desired performance levels.

Timing and process of compensation decisions. During the first quarter of each year, many compensation decisions are made, but the process of establishing compensation continues throughout the year. After considering the recommendations of our Chief Executive Officer and other members of management, the market data, surveys and analysis provided by its compensation consultant, and external market conditions, in the first quarter the Compensation Committee reviews and approves changes to the executive base compensation for the current year and payment of non-equity incentive compensation for the previous year. In addition, during the first quarter the process of establishing non-equity incentive pay for the current year begins with setting individual and corporate performance goals and objectives relevant to compensation of executive officers for the current year. The Chief Executive Officer actively provides input concerning strategic objectives and performance targets, based in large measure on our budget for the upcoming year. The Compensation Committee reviews the appropriateness of the financial measures used in the non-equity incentive plan and the degree of difficulty in achieving specific performance targets. Also during the first quarter, the Compensation Committee evaluates the performance of executive officers and begins preparation of this analysis for the shareholders.

During the second quarter of each year, the Compensation Committee typically reviews and establishes corporate performance objectives for executive officers under our equity incentive plans (although at times this can also be done in the first quarter) and reports its decisions and recommendations to the Board. The Compensation Committee reviews the appropriateness of the financial measures used in our equity incentive plans and the degree of difficulty in achieving specific performance targets. Financial performance objectives are based on our cumulative earnings per share over a designated period of time, but may include return on equity, return on capital employed, cash management, total return to shareholders or performance relative to peer companies.

During the fourth quarter, the Compensation Committee reviews and approves the total compensation strategy to assure alignment with business strategy, the next year’s salary merit increases for all employees, and the Compensation Committee’s performance and charter. In this regard, the Compensation Committee began using “tally sheets” (summarizing the compensation for each executive) in the fourth quarter of 2007 as part of the process for assessing executive compensation for 2008 compensation decisions.

On an as-needed basis, the Compensation Committee reviews and revises the compensation plans, including non-equity incentive, equity incentive, and special benefit and incentive plans, and provisions of employment and change of control agreements for executives. The Compensation Committee proposes any revisions of the plans to the Board of Directors, which then considers the changes and approves them before the revisions take place (subject to stockholder approval, as applicable). In addition, the Compensation Committee reviews employee health, welfare and retirement plans for design, funding and fiduciary responsibilities on a periodic basis.

Elements of Executive Compensation

Direct Compensation

Base Salary. We provide executive officers with a base salary to compensate them fairly for the services they render throughout the year. As with total compensation, base salaries of executive officers are designed to be generally competitive with executive salary levels at our peer group companies. The Compensation Committee considers comparable salary information from the survey data that are provided by the compensation consultant as well as recommendations made by our Chief Executive Officer for our other executive officers. In addition, the Compensation Committee determines the base pay for our executive officers by considering each individual executive’s performance over time, experience, potential future contribution, role and responsibilities. Consequently, executive officers with higher levels of sustained performance over time and/or executive officers assuming greater responsibilities are paid correspondingly higher salaries.

We generally establish base salary compensation for our executive officers near the 50th percentile of the compensation reflected in the survey data collected for executive officers having similar responsibilities. Base salary and comparison data also are provided under the section below labeled “The Compensation Committee Decisions—Base Salary Decisions” for each of our named executive officers during 2007.

Non-Equity Incentive Compensation. Under our 2003 Executive Incentive Compensation Plan, which we refer to as the “EICP”, executive officers are eligible to receive annual cash bonuses based on achieving corporate and business unit financial goals and individual objectives. The specific performance measures are determined annually by the Compensation Committee. We intend for the plan to:

•	Create shareholder value;

•	Provide a financial incentive to focus on specific performance targets;

•	Reward employees based on individual and company/business unit performance; and

•	Encourage employees to continually improve our performance.

Our non-equity incentive compensation program promotes our pay-for-performance philosophy by providing executive officers with direct financial incentives in the form of annual cash payments based on individual, business unit and company performance. Annual incentives are designed to be in the range of the 50th percentile of the compensation reflected in the survey data of our peer group companies when individual and corporate objectives are achieved and the range of the 50th to 75th percentile of the compensation reflected in the survey data when individual and corporate objectives are exceeded. The actual percentiles of individual base salary plus target non-equity incentives for the executive officers at the beginning of 2007 were between the 39th and 50th percentiles of the compensation reflected in the survey data of our peer group companies. Annual non-equity incentive awards are linked to the achievement of company-wide and business unit quantitative performance goals and can include individual objectives and are designed to place a significant portion of total compensation at risk.

The annual non-equity incentive opportunity (expressed as a percentage of base salary) for each participant in the EICP is based on his potential to affect operations and/or profitability. In 2007, the threshold, target and maximum non-equity incentive opportunities for the named executive officers were as follows:

Name/Title	Threshold	Target	Maximum
Paul L. Howes, President and Chief Executive Officer	21%	70%	140%
James E. Braun, Vice President and Chief Financial Officer	15%	50%	100%
Mark J. Airola, Vice President, General Counsel, Chief Administrative Officer and Secretary	15%	50%	100%
Bruce C. Smith, Vice President of Newpark and President of Fluids Systems and Engineering	15%	50%	100%
Sean D. Mikaelian, Vice President of Newpark and President of Mats & Integrated Services	12%	40%	80%

The non-equity incentive plan will pay an incentive of between 12% and 21% (depending on the participant) of base pay for performance at 70% of the established financial performance objectives (threshold). Target performance for 2007 was set at the approved budget for the year. Over achievement performance (maximum payout) was set at 115% of budget for 2007.

The Compensation Committee looks at the current and prior year’s achievements prior to setting new financial performance targets each year. The Compensation Committee intends to set financial performance targets at levels which will challenge the executive officers to achieve. The performance measures for 2007 for corporate executive officers were:

•	Total company adjusted earnings per share (weight 75%); and

•	Total company collection of receivables as measured by reductions in the average days of sales outstanding or “DSO’s” (weight 25%).

The performance measures for 2007 for business segment executive officers were:

•	Total Company adjusted earnings per share (weight 25%);

•	Business unit earnings before interest and taxes, or EBIT (weight 50%); and

•	Business unit collection of receivables (reduction in DSO’s) (weight 25%).

Non-Equity Incentive Plan Weighting for 2007

Metric	Paul L. Howes	James E. Braun	Mark J. Airola	Bruce C. Smith	Sean D. Mikaelian
Company Financial Performance Objectives – Earnings Per Share	75%	75%	75%	25%	25%
Business Unit Financial Performance Objective (EBIT)				50%	50%
Company Financial Performance Objective – Reduction in DSO	25%	25%	25%
Business Unit Performance Objective-Reduction in DSO				25%	25%

The final adjusted earnings per share achieved was $0.388 in 2007, as compared to the target of $0.47 for all executive officers. For purposes of our non-equity incentive plan, earnings are adjusted to reflect the impact of certain discontinued operations, balance sheet impairments, costs related to the class action litigation and shareholder derivative action, the relocation of our headquarters to The Woodlands, Texas, the costs associated with our new debt facility, expenses related to corporate investigative activities and earnings associated with acquisitions. Our Fluids Systems and Engineering’s target EBIT for 2007 was $69.5 million (excluding our Excalibar barite business). Mats & Integrated Services’ target EBIT for 2007 was $20.8 million. The 2007 EBIT results were $65.9 million and $11.7 million, respectively, for these two business segments. Threshold performance is generally expected to be achieved 80% of the time. Target performance is generally expected to be achieved 50-60% of the time. Maximum or over achievement of performance is generally expected to be achieved 20% of the time.

Equity Incentive Compensation. We provide long-term incentive awards through regular grants of stock options and restricted stock to executive officers, senior managers and other key employees. Consistent with our compensation philosophy, stock option awards provide these key employees with additional incentives to maximize stockholder value and provide a link between their interests and the interests of our stockholders. Stock options generally have been granted each year as a component of long-term compensation with the size of the grants generally based on the executive officer’s responsibility level, base salary and performance. Our 2006 Equity Incentive Plan provide for stock options to be issued with an exercise price equal to the market value of our common stock on the date of grant, so that optionees will benefit only if the price of our stock appreciates. Stock options typically vest pro rata over three years. By utilizing vesting periods, the option program encourages key employees to remain in our employ and provides a long-term perspective to the compensation available under the option program. The Compensation Committee continues to make stock option awards under the 2006 Equity Incentive Plan.

To further align the interests of executive officers and stockholders, beginning in January 2003, the Compensation Committee made annual grants of performance-based restricted stock awards to our executive officers under the 2003 Long Term Incentive Plan and now also the 2006 Equity Incentive Plan. The awards are earned or vest if certain performance criteria are met during a three-year performance period. By providing for three-year overlapping performance periods, the 2003 Long Term Incentive Plan is intended to motivate and reward long-term performance. The Compensation Committee has chosen performance-based restricted stock because the Compensation Committee believes these awards provide value to an executive officer during periods of stock market volatility while stock options sometimes have a limited perceived value and may do little to retain executive officers if the current value of our stock goes below the option price.

The performance criteria applicable to the performance-based restricted stock awards made in 2006 and 2007 are cumulative earnings per share over the three-year performance period. Vesting of 20% of the number of shares of common stock subject to the awards occurs when our performance achieves “expected” levels for the performance criteria, and full vesting occurs if our performance is at the “over-achievement” level for the performance criteria, in each case measured over the entire three-year performance period. No shares are earned or vest if our performance level is below the “expected” level, and straight-line interpolation is used to determine vesting if performance is between “expected” and “over-achievement” levels.

In determining appropriate awards, the Compensation Committee periodically reviews competitive survey data, each executive’s past performance, ability to contribute to our future success and growth and time in the current job. The Compensation Committee also considers recommendations of the compensation consultant and Chief Executive Officer. The Compensation Committee also takes into account the risk of losing the executive to other employment opportunities. The Compensation Committee considers the foregoing factors together and makes a subjective determination with respect to awarding equity compensation to our executive officers. The Compensation Committee believes that market competitive grants, along with three-year vesting requirements, are the most effective method of reinforcing the long-term nature of the incentive. The Compensation Committee considers the value of previous awards and grants (whether vested or not) in determining a current year’s awards and grants.

Equity incentives are based on a range around the 50th percentile of the equity incentives reflected in the survey data of our peer group companies. The individual equity incentive (as a multiple of base salary) for the current executive officers were between the 37th and 58th percentiles of the compensation reflected in the survey data. Higher-level positions have greater emphasis on longer-term incentives. The size of long-term incentive awards will vary from year to year to reflect current year performance of our company and/or the individual. The Compensation Committee determines the award level for executive officers, if any, on an annual basis usually in the second quarter each year. Currently, the Compensation Committee chooses to allocate 50% of these awards to stock options and 50% to performance-based restricted stock awards for the executive officers. This allocation provides for employment retention over time and significant incentive to improve stockholder value.

All equity awards to our employees, including executive officers, that have been granted are reflected in our consolidated financial statements at fair market value on the grant date in compliance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” which we refer to as FAS 123(R).

Indirect Compensation

Employee benefits are designed to be competitive and to attract and retain employees. From time to time, the Compensation Committee reviews our benefits and plans and recommends that the Board implement certain changes to existing plans or adopt new benefit plans.

Health and Welfare Benefits. We offer a standard range of health and welfare benefits to all employees, including executive officers. These benefit plans provide the same terms to all similarly situated employees. These benefits include: medical, prescription drug, vision, and dental coverages, life, accidental death and dismemberment and travel accident insurance, short and long-term disability insurance, an employee assistance plan, health savings accounts, flexible spending accounts, and long-term care insurance. Executive officers have excess life insurance for which we pay the premiums. This cost is disclosed in the Summary Compensation Table.

Employee Stock Purchase Plan. We currently offer an employee stock purchase plan allowing all employees to purchase our common stock through payroll deductions. The 1999 Employee Stock Purchase Plan will expire on March 24, 2009. We will continue to offer an employee stock purchase plan if the 2008 Employee Stock Purchase Plan submitted to our stockholders at the Annual Meeting is approved by our stockholders. Employees, including executive officers, can set aside up to 10% of their annual salary to purchase stock at 95% of the fair market value of the stock on the first or last day of the six month offering period, whichever is lower. Executive officers may not set aside more than $10,000 of their salary to purchase shares under this plan in any year (although please note that the limit will be increased to $25,000 if the new 2008 Employee Stock Purchase Plan is approved by our stockholders).

401(k) Plan. We offer a defined contribution 401(k) plan to our employees, including executive officers. The plan helps employees save for retirement, reduce current income taxes and defer income taxes on savings and investment income until retirement. The participants may contribute from 1-50% of their base and cash incentive compensation. We make matching contributions under this plan of 100% on the first 3% of the employee’s compensation and 50% of the next 3% of the participant’s compensation. Employees are fully vested in employer contributions immediately. During 2007, an employee could contribute up to $15,500, and employees age 50 or older were allowed to make additional catch-up contributions to the plan up to $5,000.

Other Perquisites and Personal Benefits

We do not offer any perquisites or other personal benefits with a value over $10,000 beyond those outlined below to any executive. Until July of 2007, we paid expatriate benefits for Bruce C. Smith, including a housing allowance. As an inducement to accept his employment offer, Paul L. Howes was granted an annual stipend of $20,000 for club dues and/or car expenses. Mark J. Airola was eligible for reimbursement of 50% of the initiation fee for country club membership up to a maximum of $30,000. As an inducement to accept their respective offers of employment, James E. Braun and Mark J. Airola each receive a car allowance. In addition, we paid temporary housing and relocation expenses as needed for the newly hired executive officers. These figures are included in the Additional Compensation of the Summary Compensation Table.

The Compensation Committee Decisions

This section describes the compensation decisions that the Compensation Committee made with respect to the executive officers for 2007 and during the first quarter of 2008.

Executive Summary. The Compensation Committee continued to apply the compensation principles described above in determining the compensation of the executive officers in 2007. The decisions were made in the context of a tight oilfield services labor market due to expanding exploration and production of oil and gas.

Base Salary Decisions. Base salaries of executive officers for 2007 and 2008 were reviewed March of 2007 and 2008, respectively, by the Compensation Committee and increases effective April 1 of each year were approved. The Compensation Committee evaluated the performance of our company, the Chief Executive Office and the recommendations of the Chief Executive Officer regarding the other executive officers in addition to considering the individual factors listed above. On the basis of its review, the Compensation Committee increased base salaries of the named executive officers on average 6% for 2008.

Executive/Title	2007 Annualized Salary	2008 Annualized Salary
Paul L. Howes, President and Chief Executive Officer	$450,000	$486,000
James E. Braun, Vice President and Chief Financial Officer	$282,000	$298,920
Mark J. Airola, Vice President, General Counsel, Chief Administrative Officer and Secretary	$272,000	$291,040
Bruce C. Smith, Vice President of Newpark and President of Fluids Systems and Engineering	$315,000	$337,050
Sean D. Mikaelian, Vice President of Newpark and President of Mats & Integrated Services (1)	$242,000	$242,000

(1)	Mr. Mikaelian was placed on Leave of Absence for medical reasons, effective January 31, 2008.

Non-Equity Incentive Compensation Decisions. For 2007, our adjusted earnings per share and business segment EBIT were less than targets. Our adjusted earnings per share excluded certain items (earnings reported by us were adjusted to reflect the impact of certain discontinued operations, balance sheet impairments, costs related to the class action litigation and shareholder derivative action, the relocation of our headquarters to The Woodlands, Texas, the costs associated with our new debt facility, expenses related to corporate investigative activities, and earnings associated with acquisitions). Also for 2007, the reductions in corporate DSO’s were less than targets; however, the reductions in divisional DSO’s at Fluids Systems and Engineering’s business (excluding Excalibar barite business) exceeded the target. As a result of the levels of achievement, executive officers received bonuses ranging from 6% to 39% of their 2007 base salaries. The values are reflected in the Summary Compensation Table.

Equity Incentive Compensation Decisions. The following grants of performance-based restricted stock were made on June 12, 2007:

•	Paul L. Howes – 50,000 shares;

•	James E. Braun – 30,000 shares;

•	Mark J. Airola – 30,000 shares;

•	Bruce C. Smith – 30,000 shares; and

•	Sean D. Mikaelian – 20,000 shares.

The performance criterion is cumulative earnings per share over the three-year performance period (2007 through 2009). The earnings per share calculation will be adjusted to exclude certain charges to reflect: impact of certain discontinued operations, balance sheet impairments, costs related to the class action litigation and shareholder derivative action, the relocation of our headquarters to The Woodlands, Texas, the costs associated with our new debt facility, and expenses related to corporate investigative activities. Vesting of 20% of the number of shares of restricted stock subject to the awards occurs when our performance achieves “expected” levels for the performance criteria, and full vesting occurs if our performance is at the “over-achievement” level for the performance criteria, in each case measured over the entire three-year performance period. No shares are earned or vest if our performance level is below the “expected” level, and straight-line interpolation will be used to determine vesting if performance is between “expected” and “over-achievement” levels.

The following grants of options were made on June 12, 2007 and vest at a rate of one-third of the shares on each anniversary of the date of grant:

•	Paul L. Howes – 80,000 shares;

•	James E. Braun – 50,000 shares;

•	Mark J. Airola – 50,000 shares;

•	Bruce C. Smith – 50,000 shares;

•	Sean D. Mikaelian – 35,000 shares.

In November 2006, the Compensation Committee authorized grants to Messrs. Smith and Mikaelian of 50,000 phantom shares each. These grants are performance-restricted over three years with one-third payable each year. The performance criterion for the 2006-to-2008 period is based upon achieving a 7% annualized growth in EBIT for each individual’s division. On June 30 of each year covered by the grants, the performance of the division (as measured by EBIT) will be compared on a year over year basis (calendar year 2006 as compared to calendar year 2005, for example) and if the year over year growth in EBIT is 7% or higher, the individual will receive one-third of the phantom award. If in any one-year comparison, the 7% growth rate is not achieved, the employee will not receive the award for that year. Each year is calculated separately; however, the employee has the ability to “catch up” if the cumulative growth rate over the entire three-year period is equal to or exceeds a 7% annualized increase in EBIT, in which case the employee is entitled to receive the entire 50,000 phantom share award. These long-term incentives will be payable as cash under the 2003 Long Term Incentive Plan. The Compensation Committee authorized an additional grant of 50,000 phantom shares to Mr. Smith as an inducement for him to execute employment and non-compete agreements. This grant is not performance-based and vests ratably over a three-year period, with the first installment vested in July 2007. The grant agreement with Mr. Mikaelian was not completed until January 2007 and the grants to Mr. Smith were conditioned upon his execution of an employment agreement with us, which occurred on April 20, 2007. As Mr. Mikaelian is no longer the President of Mats & Integrated Services, he is not eligible to receive awards under the phantom share grant for years 2008 and later.

In administering the long-term incentive plan, the Compensation Committee is sensitive to the potential for dilution of future earnings per share. In 2007, 979,500 stock options and

420,000 restricted stock awards were granted to 77 executive officers and employees, or about 5% of total employees. The awards were approximately 1.4% of our outstanding shares as at the time of grant.

For further information regarding the awards, see 2007 Grants of Plan-Based Awards Table.

Stock Ownership Guidelines. Because the Compensation Committee believes in linking the interests of management and stockholders, we established stock ownership guidelines for our executive officers in March 2007. The ownership guidelines specify a multiple of salary that our executive officers must accumulate and hold within five years of the date of appointment or promotion as an executive officer or by December 31, 2012. The following table lists the specific requirements. Stock options and unearned performance restricted shares do not count toward satisfying these ownership guidelines.

Title	Ownership Target
Chief Executive Officer	3x salary

Chief Legal Officer and Chief Financial Officer	2x salary

Division Presidents and Other Designated Officers/Executives	1x salary

Executive Employment Agreements

Employment Agreement with Paul L. Howes. On March 22, 2006, Mr. Howes entered into an employment agreement with us under which he serves as Chief Executive Officer. This agreement was amended on June 7, 2006 to add a definition for Change in Control. The term of the employment agreement is from March 22, 2006, through March 31, 2009, with automatic renewal thereafter for successive one-year periods ending on each March 31, unless Mr. Howes’ employment is terminated by either party giving 60 days written notice. Under this employment agreement, Mr. Howes is entitled to receive the following compensation and benefits:

•	Annual base salary of $400,000 (subject to annual adjustment);

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An opportunity under our executive incentive compensation plan to earn a cash bonus of between 70% and 140% of his annual base salary based on the satisfaction of performance criteria specified by the Compensation Committee related to our return on equity (weighted 25%), EBIT return on average assets (weighted 25%), earnings per share (weighted 20%), and a discretionary component as recommended by the Compensation Committee (weighted 30%). The performance metrics have been modified each year by the Compensation Committee, and for 2007, those metrics are described in the Non-equity Incentive Compensation section above;

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Eligibility to receive annual stock options and performance-based awards under the Long Term Incentive Plan as determined in the discretion of the Compensation Committee. As presently structured, Mr. Howes is entitled to receive options to purchase 80,000 shares and a performance-based restricted stock award of 50,000 shares annually;

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As an inducement to accept employment with us, an award of (i) options to purchase 375,000 shares at the market price at the close of business on March 22, 2006, which vest ratably over three years (as further memorialized by a Non-Statutory Stock Option Agreement dated as of March 22, 2006), and (ii) 200,000 time restricted shares, which vest ratably over five years (as further memorialized by a Stock Award Agreement dated as of March 22, 2006);

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Payment of one-half the initiation fee for membership in the country club of Mr. Howes’ choice and an annual stipend of $20,000 to be used by Mr. Howes in his discretion for monthly club dues, automobile costs, and similar expenses;

•	Reimbursement for all reasonable and necessary business, entertainment and travel expenses incurred or expended by Mr. Howes in the performance of his duties;

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Payment of reasonable temporary housing costs and reimbursement of reasonable commercial transportation expenses for Mr. Howes or his wife between New Orleans, Louisiana, and their home weekly, if necessary and appropriate, through December 31, 2006, and payment of reasonable relocation expenses. All expenses related to temporary housing, commuting, relocation, and similar expenses will be grossed up based on the highest marginal federal tax rate for the year in which payments are made;

•	Reimbursement of the cost of medical insurance coverage for Mr. Howes and his family in the St. Louis, Missouri area until final relocation of his family is completed;

•	Four weeks of paid vacation; and

•	Participation in the life and health insurance plans, 401(k) plan and other employee benefit plans and programs generally made available to executive personnel.

Mr. Howes’ employment with us will terminate (a) automatically upon his death or disability, (b) at Mr. Howes’ election upon 30 days notice to us for “Good Reason” (as defined below) or Mr. Howes’ voluntary resignation at his election and without Good Reason, (c) by us for “Cause” (as defined below), (d) by us without Cause or (e) with 60 days notice given by us or Mr. Howes in advance of the expiration of the initial or any successive employment terms under Mr. Howes’ employment agreement.

As used in this agreement, “Good Reason” means (i) our unreasonable interference with Mr. Howes’ performance of his duties, (ii) a detrimental change in Mr. Howes’ duties, responsibilities or status, (iii) our failure to comply with our obligations under our agreements with Mr. Howes, (iv) diminution of Mr. Howes’ salary or benefits, (v) our failure to approve Mr. Howes’ business plan to move our corporate headquarters in whole or in part to Houston, Texas, (vi) our failure to obtain the assumption of Mr. Howes’ employment agreement by any successor or assignee of ours or (vii) the relocation of Mr. Howes’ principal place of employment by more than 50 miles (other than to Houston, Texas).

As used in this agreement, “Cause” means (i) conviction by a court of competent jurisdiction of, or entry of a plea of guilty or nolo contendere for an act constituting a felony; (ii) dishonesty, willful misconduct or gross neglect by Mr. Howes of his obligations under his employment agreement that results in material injury to us; (iii) appropriation (or an overt act attempting appropriation) of a material business opportunity of ours; (iv) theft, embezzlement or other similar misappropriation of our funds or property; or (v) failure to follow our reasonable and lawful written instructions or policy with respect to the services to be rendered and the manner of rendering services by Mr. Howes.

Employment Agreement with James E. Braun. On September 18, 2006, Mr. Braun entered into an employment agreement with us under which he serves as Chief Financial Officer. The term of the employment agreement is from October 11, 2006 through October 11, 2009, with automatic renewal thereafter for successive one-year periods ending on each September 30, unless Mr. Braun’s employment is terminated by either party giving 60 days written notice. Under this employment agreement, Mr. Braun is entitled to receive the following compensation and benefits:

•	Annual base salary of $275,000 (subject to annual adjustment);

•

An opportunity under our executive incentive compensation plan to earn a cash bonus of between 50% and 100% of his annual base salary based on the satisfaction of performance criteria specified by the Compensation Committee;

•	As an inducement to accept employment with us, an award of (i) 100,000 time restricted shares, which vest ratably over three years and (ii) $100,000 signing bonus;

•	Eligibility to receive annual stock options and performance-based awards under the Long Term Incentive Plan as determined in the discretion of the Compensation Committee;

•	Reimbursement for all reasonable and necessary business, entertainment and travel expenses incurred or expended by Mr. Braun in the performance of his duties;

•	Car allowance;

•	Four weeks of paid vacation; and

•	Participation in the life and health insurance plans, 401(k) plan and other employee benefit plans and programs generally made available to executive personnel.

Mr. Braun’s employment with us will terminate (a) automatically upon his death or disability, (b) at Mr. Braun’s election upon 30 days notice to us for “Good Reason” (as defined below) or Mr. Braun’s voluntary resignation at his election and without Good Reason, (c) by us for “Cause” (as defined below), (d) by us without Cause or (e) with 60 days notice given by us or Mr. Braun in advance of the expiration of the initial or any successive employment terms under Mr. Braun’s employment agreement. As used in this agreement, “Good Reason” means (i) our unreasonable interference with Mr. Braun’s performance of his duties, (ii) a detrimental change in Mr. Braun’s duties, responsibilities or status, (iii) our failure to comply with our obligations under our agreements with Mr. Braun, (iv) diminution of Mr. Braun’s salary or benefits, (v) our failure to approve Mr. Howe’s business plan to move our corporate headquarters in whole or in part to Houston, Texas, (vi) our failure to obtain the assumption of Mr. Braun’s employment agreement by any successor or assignee of ours or (vii) the relocation of Mr. Braun’s principal place of employment by more than 50 miles (other than to Houston, Texas). As used in this agreement, “Cause” has the same meaning as in Mr. Howes’ Agreement.

Employment Agreement with Mark J. Airola. On September 18, 2006, Mr. Airola entered into an employment agreement with us under which he serves as Vice President, General Counsel and Chief Administrative Officer. The term of the employment agreement is from October 2, 2006 through October 2, 2009, with automatic renewal thereafter for successive one-year periods ending on each October 31, unless Mr. Airola’s employment is terminated by either party giving 60 days written notice. Under this employment agreement, Mr. Airola is entitled to receive the following compensation and benefits:

•	Annual base salary of $265,000 (subject to annual adjustment);

•

An opportunity under our executive incentive compensation plan to earn a cash bonus of between 50% and 100% of his annual base salary based on the satisfaction of performance criteria specified by the Compensation Committee;

•	As an inducement to accept employment with us, an award of (i) 100,000 time restricted shares, which vest ratably over three years and (ii) $100,000 signing bonus;

•	Eligibility to receive annual stock options and performance-based awards under the Long Term Incentive Plan as determined in the discretion of the Compensation Committee;

•	Reimbursement for all reasonable and necessary business, entertainment and travel expenses incurred or expended by Mr. Airola in the performance of his duties;

•	Eligibility for reimbursement of country club membership initiation fee of 50% up to $30,000;

•	Relocation expenses up to $50,000;

•	Car allowance;

•	Four weeks of paid vacation; and

•	Participation in the life and health insurance plans, 401(k) plan and other employee benefit plans and programs generally made available to executive personnel.

Mr. Airola’s employment with us will terminate (a) automatically upon his death or disability, (b) at Mr. Airola’s election upon 30 days notice to us for “Good Reason” (as defined below) or Mr. Airola’s voluntary resignation at his election and without Good Reason, (c) by us for “Cause” (as defined below), (d) by us without Cause or (e) with 60 days notice given by us or Mr. Airola in advance of the expiration of the initial or any successive employment terms under Mr. Airola’s employment agreement. As used in this agreement,

“Good Reason” means (i) our unreasonable interference with Mr. Airola’s performance of his duties, (ii) a detrimental change in Mr. Airola’s duties, responsibilities or status, (iii) our failure to comply with our obligations under our agreements with Mr. Airola, (iv) diminution of Mr. Airola’s salary or benefits, (v) our failure to approve Mr. Howe’s business plan to move our corporate headquarters in whole or in part to Houston, Texas, (vi) our failure to obtain the assumption of Mr. Airola’s employment agreement by any successor or assignee of ours or (vii) the relocation of Mr. Airola’s principal place of employment by more than 50 miles (other than to Houston, Texas). As used in this agreement, “Cause” has the same meaning as in Mr. Howes’ Agreement.

Employment Agreement with Bruce C. Smith. On April 20, 2007, Mr. Smith entered into an employment agreement with us under which he serves as our Vice President and President of Fluids Systems and Engineering. The term of the employment agreement is from April 20, 2007 through April 20, 2010, with automatic renewal thereafter for successive one-year periods, unless Mr. Smith’s employment is terminated by either party giving 60 days written notice. Under this employment agreement, Mr. Smith is entitled to receive the following compensation and benefits:

•	Annual base salary of $300,000 (subject to annual adjustment);

•

An opportunity under our executive incentive compensation plan to earn a cash bonus of between 40% and 80% of his annual base salary based on the satisfaction of performance criteria specified by the Compensation Committee (which was changed by the Compensation Committee to 50% and 100%);

•	Eligibility to receive annual stock options and performance-based awards under the Long Term Incentive Plan as determined in the discretion of the Compensation Committee;

•

As an inducement to execute the employment agreement and the non-compete agreements, 100,000 phantom shares, 50,000 of which are performance restricted and 50,000 of which are time restricted over a three year period;

•	Reimbursement for all reasonable and necessary business, entertainment and travel expenses incurred or expended by Mr. Smith in the performance of his duties;

•	Four weeks of paid vacation; and

•	Participation in the life and health insurance plans, 401(k) plan and other employee benefit plans and programs generally made available to executive personnel.

Mr. Smith’s employment with us will terminate (a) automatically upon his death or disability, (b) at Mr. Smith’s election upon 30 days notice to us for “Good Reason” (as defined below) or Mr. Smith’s voluntary resignation at his election and without Good Reason, (c) by us for “Cause” (as defined below), (d) by us without Cause or (e) with 60 days notice given by us or Mr. Smith in advance of the expiration of the initial or any successive employment terms under Mr. Smith’s employment agreement. As used in this agreement, “Good Reason” means (i) our unreasonable interference with Mr. Smith’s performance of his duties, (ii) a detrimental change in Mr. Smith’s duties, responsibilities or status, (iii) our failure to comply with our obligations under our agreements with Mr. Smith, (iv) diminution of Mr. Smith’s salary or benefits, (v) our failure to approve Mr. Howe’s business plan to move our corporate headquarters in whole or in part to Houston, Texas, (vi) our failure to obtain the assumption of Mr. Smith’s employment agreement by any successor or assignee of ours or (vii) the relocation of Mr. Smith’s principal place of employment by more than 50 miles (other than to Houston, Texas). As used in this agreement, “Cause” has the same meaning as in Mr. Howes’ Agreement.

Employment Agreement with Sean D. Mikaelian. On May 18, 2006, Mr. Mikaelian entered into an employment agreement with us under which he serves as President, Newpark Mats & Integrated Services LLC. The term of the employment agreement is from May 18, 2006 through May 18, 2009, with automatic renewal thereafter for successive one-year periods ending on each May 31, unless Mr. Mikaelian’s employment is terminated by either party giving 60 days written notice. Under this employment agreement, Mr. Mikaelian is entitled to receive the following compensation and benefits:

•	Annual base salary of $230,000 (subject to annual adjustment);

•

An opportunity under our executive incentive compensation plan to earn a cash bonus of between 40% and 80% of his annual base salary based on the satisfaction of performance criteria specified by the Compensation Committee;

•	As an inducement to accept employment with us, an award of (i) 25,000 fair market value options at the market price on May 18, 2006 which vest ratably over three years and (ii) $75,000 signing bonus;

•	Eligibility to receive annual stock options and performance-based awards under the Long Term Incentive Plan as determined in the discretion of the Committee;

•	Reimbursement for all reasonable and necessary business, entertainment and travel expenses incurred or expended by Mr. Mikaelian in the performance of his duties;

•	Relocation expenses including temporary housing and commuting from Michigan to Lafayette, Louisiana, for the first six months of employment. All these expenses will be grossed up for income taxes;

•	Four weeks of paid vacation; and

•	Participation in the life and health insurance plans, 401(k) plan and other employee benefit plans and programs generally made available to executive personnel.

Mr. Mikaelian’s employment with us will terminate (a) automatically upon his death or disability, (b) at Mr. Mikaelian’s election upon 30 days notice to us for “Good Reason” (as defined below) or Mr. Mikaelian’s voluntary resignation at his election and without Good Reason, (c) by us for “Cause” (as defined below), (d) by us without Cause or (e) with 60 days notice given by us or Mr. Mikaelian in advance of the expiration of the initial or any successive employment terms under Mr. Mikaelian’s employment agreement. As used in this agreement, “Good Reason” means (i) our unreasonable interference with Mr. Mikaelian’s performance of his duties, (ii) a detrimental change in Mr. Mikaelian’s duties, responsibilities or status, (iii) our failure to comply with our obligations under our agreements with Mr. Mikaelian, (iv) diminution of Mr. Mikaelian’s salary or benefits, (v) our failure to approve Mr. Howe’s business plan to move our corporate headquarters in whole or in part to Houston, Texas, (vi) our failure to obtain the assumption of Mr. Mikaelian’s employment agreement by any successor or assignee of us or (vii) the relocation of Mr. Mikaelian’s principal place of employment by more than 50 miles (other than to Houston, Texas). As used in this agreement, “Cause” has the same meaning as in Mr. Howes’ Agreement.

Effective February 1, 2008, Mr. Mikaelian was placed on leave of absence for medical reasons. During the leave of absence, Mr. Mikaelian will continue to receive his salary and other benefits. He will not be eligible to participate in the non-equity incentive plans for 2008. Mr. Mikaelian will also not be eligible to receive any awards of stock options, restricted stock or other equity awards under our equity plans during his leave of absence. Any existing equity awards outstanding for Mr. Mikaelian will continue in effect and continue to vest during his leave of absence.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee prior to June 13, 2007 were Messrs. Box, Anderson, Kaufman, McFarland and Stull. Messrs. Kaufman and Stull did not stand for re-election in 2007, and Mr. Box became the Chairman of the Board of Directors effective June 13, 2007. Since June 13, 2007, the members of the Compensation Committee have been Messrs. McFarland, Anderson and Finley. No member of the Compensation Committee is a current or former officer or employee of ours or any of our subsidiaries or had any relationship requiring disclosure under applicable Securities and Exchange Commission rules. Additionally, none of our executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of our Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2007.

Compensation Committee of the Board of Directors

James W. McFarland, Ph.D. (Chairman)

David C. Anderson

G. Stephen Finley

EXECUTIVE COMPENSATION

The tables on the following pages show our compensation for our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers at fiscal year ended December 31, 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Paul L. Howes	2007	$445,196	—	$368,291	$648,341	$173,321	$189,322	$1,824,471
President and Chief Executive Officer	2006	$302,649	—	$254,005	$389,230	$400,000	$114,074	$1,459,958

Bruce C. Smith	2007	$311,250	—	$457,798	$52,862	$131,033	$45,118	$998,061
Vice President and President of Fluids and Engineering	2006	$273,000	—	$14,025	$17,673	$206,388	$28,289	$539,375

James E. Braun	2007	$285,541	—	$209,509	$35,189	$79,404	$25,510	$635,153
Vice President and Chief Financial Officer	2006	$56,058	$100,000	$43,519	—	$55,550	$232	$255,359

Mark J. Airola	2007	$275,349	—	$193,509	$35,189	$76,569	$26,691	$607,307
Vice President, General Counsel, Chief Administrative Officer and Secretary	2006	$56,058	$100,000	$44,176	—	$53,530	$223	$253,987

Sean D. Mikaelian	2007	$247,649	—	$191,963	$48,442	$14,623	$51,549	$554,226
Vice President and President of Mats & Integrated Services	2006	$134,462	$75,000	$3,258	$14,808	$43,126	$56,192	$326,846

(1)	Dollar amount reported is the amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and 2006, as applicable, as determined pursuant to FAS 123(R). See Note 11, “Stock Based Compensation and Other Benefit Plans,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on March 7, 2008, for the relevant assumptions used to determine the valuation of our stock and option awards. The amounts represented for Mr. Smith and Mr. Mikaelian includes an award of phantom stock, payable in cash, upon meeting certain time-restricted and performance based criteria.

(2)	Reflects amounts earned under our 2003 Executive Incentive Compensation Plan based on 2006 and 2007 performance, which were paid in 2007 and 2008, respectively.

(3)	The amount for “All Other Compensation” includes the following:

	Paul L. Howes	James E. Braun	Mark J. Airola	Bruce C. Smith	Sean D. Mikaelian
Matching Contributions under 401(k)	$4,096	$5,400	$5,931	$7,342	$11,221
Life Insurance	$1,932	$1,260	$1,260	$3,612	$800
Physical	$1,990	—	—	—	—
Car Allowance/Personal Use of Company Car	—	$18,850	$19,500	$6,682	$5,130
Annual Stipend in accordance with Employment Agreement	$14,167	—	—	—	—
Living/Ex-Pat Expenses	—	—	—	$27,482	—
Temporary Living/Relocation Expense	$124,454	—	—	—	$34,398
Tax Gross-Ups for Relocation Expenses	$42,683	—	—	—	—

Grants of Plan-Based Awards in 2007

The following table sets forth certain information with respect to plan-based awards granted to the named executive officers identified in the Summary Compensation Table during 2007.

Name	Grant Date		Non- Equity Incentive Plan Awards; Number of Units or Rights	Estimated Future Payouts Under Non- Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares		All Other Option Awards: Number of Securities Underlying Options (3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards(5)
				Threshold	Target		Maximum	Threshold	Target	Maximum
Paul L. Howes	N/A	(1)	—	$84,000	$280,000		$560,000	—	—	—	—		—	—	—
	6/12/07		—	—	—		—	—	—	—	—		80,000	$7.82	$303,976
	6/12/07		—	—	—		—	10,000	—	50,000	—		—	—	$391,000

James E. Braun	N/A	(1)	—	$41,250	$137,500		$275,000	—	—	—	—		—	—	—
	6/12/07		—	—	—		—	—	—	—	—		50,000	$7.82	$189,985
	6/12/07		—	—	—		—	6,000	—	30,000	—		—	—	$234,600

Mark J. Airola	N/A	(1)	—	$39,750	$132,500		$265,000	—	—	—	—		—	—	—
	6/12/07		—	—	—		—	—	—	—	—		50,000	$7.82	$189,985
	6/12/07		—	—	—		—	6,000	—	30,000	—		—	—	$234,600

Bruce C. Smith	N/A	(1)	—	$36,000	$120,000		$240,000	—	—	—	—		—	—	—
	4/20/07		50,000	—	$272,500	(6)	—	—	—	—	—		—	—	—
	4/20/07		—	—	—		—	—	—	—	50,000	(7)	—	—	$213,940
	6/12/07		—	—	—		—	—	—	—	—		50,000	$7.82	$189,985
	6/12/07		—	—	—		—	6,000	—	30,000	—		—	—	$234,600

Sean D. Mikaelian	N/A	(1)	—	$27,600	$92,000		$184,000	—	—	—	—		—	—	—
	1/1/07		50,000	—	$272,500	(8)	—	—	—	—	—		—	—	—
	6/12/07		—	—	—		—	—	—	—	—		35,000	$7.82	$132,990
	6/12/07		—	—	—		—	4,000	—	20,000	—		—	—	$156,400

(1)	Represents threshold, target and maximum performance goal achievement payout levels under our 2003 Executive Incentive Compensation Plan for 2007 performance based on salary as of January 1, 2007. See “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the amount actually paid to each named executive officer for 2007 performance.

(2)	Represents shares of performance-based restricted stock granted under the 2003 Long Term Incentive Plan. The performance period for the awards is January 1, 2007 to December 31, 2009. These awards cliff vest after three years if the performance criteria are met. For more information concerning the performance-based restricted stock awards, see “Equity Incentive Compensation” and “The Compensation Committee Decisions—Equity Incentive Compensation Decisions” in the Compensation Discussion and Analysis. “Grant Date Fair Value” is based upon maximum award.

(3)	Represents stock options granted under the 2006 Equity Incentive Plan.

(4)	The exercise price of the stock option is equal to the grant date’s closing price of our common stock as reported by the NYSE.

(5)	See Note 11, “Stock Based Compensation and Other Benefit Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 7, 2008 for the relevant assumptions used to determine the valuation of our stock and option awards.

(6)	The amount shown represents the target amount that, depending upon performance results, might be paid to Mr. Smith pursuant to a cash performance incentive included in his employment agreement. The performance incentive is denominated in phantom stock with the value of each phantom stock equivalent to one share of common stock on the date the phantom stock becomes payable. The phantom stock is payable annually and if the performance criteria for an annual award is not satisfied, the aggregate award amount may still be earned based on a three-year performance period. Since the amount payable depends upon the closing price of our common stock at the time the phantom stock becomes payable, the amount cannot be determined at this time and the amount reflected is based upon the closing price as of December 31, 2007. A portion of this performance was earned in 2007 and is reflected in the “Stock Awards” column of the Summary Compensation Table.

(7)	Represents phantom stock awards that vest annually in one-third increments beginning June 29, 2007 and continuing on June 30, 2008 and 2009. The phantom stock awards are payable in cash based upon the closing price per share on the respective vesting date.

(8)	The amount shown represents the target amount that, depending upon performance results, might be paid to Mr. Mikaelian pursuant to a cash performance incentive included in his employment agreement. The performance incentive is denominated in phantom stocks with the value of each phantom stock equivalent to one share of common stock on the date the phantom stock becomes payable. The phantom stock is payable annually and if the performance criteria for an annual award is not satisfied, the aggregate award amount may still be earned based on a three-year performance period. Since the amount payable depends upon the closing price of our common stock at the time the phantom stock becomes payable, the amount cannot be determined at this time and the amount reflected is based upon the closing price as of December 31, 2007. A portion of this performance incentive was earned in 2007 and is reflected in the “Stock Awards” column of the Summary Compensation Table. Since Mr. Mikaelian is no longer President of Mats & Integrated Services, he is not eligible to receive awards under this performance incentive for 2008 and later.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)		Market Value of Shares of Stock held that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares that Have Not Vested
Paul L. Howes	125,000	250,000	(1)	—	$8.08	3/22/2013	—		—	—		—
	26,667	53,333	(2)	—	$7.17	12/28/2013	—		—	—		—
	—	80,000	(3)	—	$7.82	6/11/2017	—		—	—		—
	—	—		—	—	—	160,000	(4)	$872,000	—		—
	—	—		—	—	—	—		—	50,000	(5)	$272,500
	—	—		—	—	—	—		—	50,000	(6)	$272,500
James E. Braun	—	50,000	(7)	—	$7.82	6/11/2017	—		—	—		—
	—	—		—	—	—	66,666	(8)	$363,330	—		—
	—	—		—	—	—	—		—	22,500	(5)	$122,625
	—	—		—	—	—	—		—	30,000	(6)	$163,500
Mark J. Airola	—	50,000	(7)	—	$7.82	6/11/2017	—		—	—		—
	—	—		—	—	—	66,666	(9)	$363,330	—		—
	—	—		—	—	—	—		—	22,500	(5)	$122,625
	—	—		—	—	—	—		—	30,000	(6)	$163,500
Bruce C. Smith	20,000	—		—	$7.08	2/2/2008	—		—	—		—
	20,000	—		—	$7.50	4/1/2009	—		—	—		—
	15,000	—		—	$5.90	6/10/2010	—		—	—		—
	11,000	—		—	$5.61	6/9/2011	—		—	—		—
	10,000	5,000	(10)	—	$6.27	6/8/2012	—		—	—		—
	—	50,000	(7)	—	$7.82	6/11/2017	—		—	—		—
	—	—		—	—	—	—		—	35,000	(5)	$190,750
	—	—		—	—	—	—		—	20,000	(11)	$109,000
	—	—		—	—	—	—		—	30,000	(6)	$163,500
Sean D. Mikaelian	8,334	16,666	(12)	—	$5.75	5/18/2013	—		—	—		—
	—	35,000	(13)	—	$7.82	6/11/2017	—		—	—		—
	—	—		—	—	—	—		—	35,000	(5)	$190,750
	—	—		—	—	—	—		—	20,000	(6)	$109,000

(1)	The 250,000 options will vest as follows: 125,000 on March 22, 2008 and 125,000 on March 22, 2009.

(2)	The 53,333 options will vest as follows: 26,667 on December 28, 2008 and 26,666 on December 28, 2009.

(3)	The 80,000 options will vest as follows: 26,667 on June 12, 2008, 26,667 on June 12, 2009 and 26,666 on June 12, 2010.

(4)	The vesting schedule for the 160,000 shares of restricted stock outstanding is as follows: 40,000 on March 22, 2008, 40,000 on March 22, 2009, 40,000 on March 22, 2010 and 40,000 on March 22, 2011.

(5)	These awards issued under our 2003 Long-Term Incentive Plan vest pursuant to certain performance criterion for the three-year period ending December 31, 2008. These awards cliff vest after three years if the performance criteria are met. For more information concerning the performance-based restricted stock awards, see “Equity Incentive Compensation” and “The Compensation Committee Decisions—Equity Incentive Compensation Decisions” in the Compensation Discussion and Analysis.

(6)	These awards issued under our 2003 Long-Term Incentive Plan vest pursuant to certain performance criterion for the three-year period ending December 31, 2009. These awards cliff vest after three years if the performance criteria are met. For more information concerning the performance-based restricted stock awards, see “Equity Incentive Compensation” and “The Compensation Committee Decisions—Equity Incentive Compensation Decisions” in the Compensation Discussion and Analysis.

(7)	The 50,000 options will vest as follows: 16,667 on June 12, 2008, 16,667 on June 12, 2009 and 16,666 on June 12, 2010.

(8)	The vesting schedule for the 66,666 shares of restricted stock outstanding is as follows: 33,333 on October 11, 2008, and 33,333 on October 11, 2009.

(9)	The vesting schedule for the 66,666 shares of restricted stock outstanding is as follows: 33,333 on October 2, 2008 and 33,333 on October 2, 2009.

(10)	The 5,000 options will vest on June 8, 2008.

(11)	These awards issued under our 2003 Long-Term Incentive Plan vest on December 31, 2007, subject to the following performance criteria: 50% of award shares subject to our annualized stockholder return compared to our peers and 50% subject to our average return on equity over the three-year period ending December 31, 2007.

(12)	The 16,666 options will vest as follows: 8,333 on May 18, 2008 and 8,333 on May 18, 2009.

(13)	The 35,000 options will vest as follows: 11,667 on June 12, 2008, 11,667 on June 12, 2009 and 11,666 on June 12, 2010.

Option Exercises and Stock Vested

The following table sets forth information for the named executive officers identified in the Summary Compensation Table with respect to stock options exercised and vesting on time-restricted shares for the fiscal year ended December 31, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized upon Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Paul L. Howes	—	—	40,000	$277,600(1)
James E. Braun	—	—	33,334	$203,337(1)
Mark J. Airola	—	—	33,334	$189,004(1)
Bruce C. Smith	—	—	33,332	$258,324(2)
Sean D. Mikaelian	—	—	16,666	$129,162(2)

(1)	Dollar values are calculated by multiplying the market price of our common stock by the number of shares vested and does not necessarily reflect the proceeds actually received by the named executive officer.

(2)	Reflects amounts paid to Mr. Smith and Mr. Mikaelian for phantom stock awards vested. Value is calculated by multiplying the number of shares of phantom stock vested by the closing price of our common stock on June 29, 2007.

Employment Agreements and Change of Control Agreements

We have entered into employment agreements with each of our named executive officers. See “Executive Employment Agreements” within the Compensation Discussion and Analysis for a summary of these employment agreements and descriptions of compensation elements pursuant to which the amounts listed under the Summary Compensation Table and Grants of Plan-Based Awards in 2007 were paid or awarded and the criteria for such payment, including targets for payments of annual incentives, as well as performance criteria on which such payments were based. We have also adopted a change of control benefits policy applicable to our named executive officers and have entered into change of control agreements with our named executive officers other than Mr. Howes, who receives his benefits under his employment agreement. See “Potential Payments Upon Termination or Change in Control” below for a summary of these benefits and agreements.

Potential Payments Upon Termination or Change in Control

On March 7, 2007, the Board, upon recommendation of the Compensation Committee, approved a change of control benefits policy to all of our executive officers and other key executives and employees not to exceed a total of 30. Included within the executive officers receiving the change of control benefits are the following executive officers of our company: Paul L. Howes, James E. Braun, Mark J. Airola, Sean D. Mikaelian, and Bruce C. Smith. The change of control and severance benefits require a change of control of our company and the termination of employment under certain circumstances described below to trigger the benefits to the executives and employees (often referred to as a “double-trigger”). Benefits to the executives and other employees under the policy are described below:

•	Payment of accrued but unpaid salary and a prorated annual bonus (at the target level) through the date of termination.

•

A lump sum payment in an amount equal to a multiple of that executive’s (i) base salary, plus (ii) a target bonus which will equal the higher of the bonus to which the executive would be entitled under our 2003 Executive Incentive Compensation Plan for the fiscal year preceding the termination or the highest bonus received by the executive under the incentive plan. The multiples established under the policy are: three times for the chief executive officer, two times for the other executive officers and divisional presidents (a total of six individuals), and one time for the remaining designated key executives and employees.

•	Full vesting of all options, restricted stock and deferred compensation (whether time or performance-based).

•	Payment of outplacement fees up to $20,000 for the chief executive officer; $10,000 for the other executive officers and divisional presidents; and $5,000 for the remaining employees.

•	Continuation of life insurance, medical and dental health benefits, and disability benefits for a period ranging from one year to three years.

A change of control will be deemed to occur if:

•

there is a merger or consolidation of our company with, or an acquisition of our company or all or substantially all of our assets by, any other entity other than any transaction in which members of our Board immediately prior to the transaction constitute a majority of the board of the resulting entity for a period of twelve months following the transaction;

•	any person or group becomes the direct or indirect beneficial owner of 30% or more of our outstanding voting securities;

•

any election of directors occurs and a majority of the directors elected are individuals who were not nominated by a vote of two-thirds of the members of the Board or the Nominating and Corporate Governance Committee; or

•	we effect a complete liquidation of our company.

Under the policy, an executive or employee shall not be entitled to those benefits unless his employment is terminated, during the period commencing upon the date when we first have knowledge that any person or group has become a beneficial owner of 30% or more of our voting securities or the date we execute an agreement contemplating a change of control and ending two years after the change of control, for any reason other than:

•	death;

•	disability;

•	cause; or

•	resignation without good reason.

We have entered into change of control agreements with the designated executive officers and employees other than Paul L. Howes since he receives substantially similar benefits under the terms of his previously disclosed employment agreement. The table also reflects potential payments to the named executive officers upon the termination of their employment under their respective employment agreements. Effective April 23, 2008, the Compensation Committee approved the amendment of the change of control agreements previously issued to the executive officers to provide that we are required to pay the executive a “gross-up payment” for excise taxes imposed under Section 4999 of the Internal Revenue Code. This amendment was approved to insure that the executive receives the total benefit intended by the change of control agreement, but includes a sunset provision, such that the “gross-up payment” provision will terminate in five years.

The tables below reflect the amount of compensation to each of the named executive officers in the event of a change of control and termination of that executive’s employment under the terms of the above-described policy or, with respect to Mr. Howes, under his employment agreement. The amount of compensation payable to each named executive officer upon voluntary termination, voluntary termination for good cause or involuntary not-for-cause termination, termination following a change in control, for cause termination, and termination in the event of death or disability of the executive is shown below. The amounts shown assume that the termination was effective on December 31, 2007 and thus includes amounts earned through that time and are estimates of the amounts which would be paid out to the executives upon their termination. The amounts shown in the table do not reflect the tax gross-up payment described above since such payment was not approved as of December 31, 2007. The actual amounts to be paid out can only be determined at the time of the executive’s separation from us. In the event of death or disability before the annual cash (short-term incentive) is paid, the Compensation Committee has the authority to pay (in full or on a prorated basis) the amount the employee would have received. We have assumed that the Compensation Committee would have authorized the payment of the full award for purposes of the tables below. As of December 31, 2007, none of the executives were eligible for retirement.

Paul Howes

Executive Compensation and Benefits	Voluntary Termination on 12/31/2007	Voluntary Termination for Good Reason or Termination without Cause on 12/31/2007	Termination due to Change in Control on 12/31/2007	For Cause Termination on 12/31/2007	Death on 12/31/2007	Disability on 12/31/2007
Compensation:
Base Salary	—	$900,000	$1,350,000	—	—	$225,000
Short-term Incentive (70% of base salary)	—	$630,000	$1,200,000	—	$173,321	$173,321
Long-term Incentives
Performance Shares	—	$545,000	$545,000	—	—	—
Stock Options	—	—	—	—	—	—
Restricted Shares	—	$872,000	$872,000	—	—	—
Benefits and Perquisites:
Outplacement	—	$20,000	$20,000	—	—	—
Life Insurance Proceeds	—	—	—	—	$1,350,000	—
Disability Benefits per year *	—	—	—	—	—	$120,000
Health & Welfare Benefits	—	$27,958	$55,916	—	—	—
Total	$0	$3,117,358	$4,150,916	$0	$1,631,321	$536,321

James Braun

Executive Compensation and Benefits	Voluntary Termination on 12/31/2007	Voluntary Termination for Good Reason or Termination without Cause on 12/31/2007	Termination due to Change in Control on 12/31/2007	For Cause Termination on 12/31/2007	Death on 12/31/2007	Disability on 12/31/2007
Compensation:
Base Salary	—	$524,520	$564,000	—	—	$141,000
Short-term Incentive (50% of base salary)	—	$262,260	$282,000	—	$79,404	$79,404
Long-term Incentives
Performance Shares	—	$286,125	$286,125	—	—	—
Stock Options	—	—	—	—	—	—
Restricted Shares	—	$363,330	$363,330	—	—	—
Benefits and Perquisites:
Outplacement	—	$20,000	$10,000	—	—	—
Life Insurance Proceeds	—	—	—	—	$846,000	—
Disability Benefits per year *	—	—	—	—	—	$120,000
Health & Welfare Benefits	—	$27,958	$37,277	—	—	—
Total	$0	$1,515,664	$1,576,572	$0	$959,244	$346,044

Mark Airola

Executive Compensation and Benefits	Voluntary Termination on 12/31/2007	Voluntary Termination for Good Reason or Termination without Cause on 12/31/2007	Termination due to Change in Control on 12/31/2007	For Cause Termination on 12/31/2007	Death on 12/31/2007	Disability on 12/31/2007
Compensation:
Base Salary	—	$497,760	$544,000	—	—	$136,000
Short-term Incentive (50% of base salary)	—	$248,880	$272,000	—	$76,569	$76,569
Long-term Incentives
Performance Shares	—	$286,125	$286,125	—	—	—
Stock Options	—	—	—	—	—	—
Restricted Shares	—	$363,330	$363,330	—	—	—
Benefits and Perquisites:
Outplacement	—	$20,000	$10,000	—	—	—
Life Insurance Proceeds	—	—	—	—	$816,000	—
Disability Benefits per year *	—	—	—	—	—	$120,000
Health & Welfare Benefits	—	$27,958	$37,277	—	—	—
Total	$0	$1,473,918	$1,545,372	$0	$925,209	$338,009

Bruce Smith

Executive Compensation and Benefits	Voluntary Termination on 12/31/2007	Voluntary Termination for Good Reason or Termination without Cause on 12/31/2007	Termination due to Change in Control on 12/31/2007	For Cause Termination on 12/31/2007	Death on 12/31/2007	Disability on 12/31/2007
Compensation:
Base Salary	—	$752,850	$630,000	—	—	$157,500
Short-term Incentive (50% of base salary)	—	$301,140	$412,776	—	$131,033	$131,033
Long-term Incentives
Performance Shares/Phantom Shares	—	$463,250	$826,583	—	—	—
Stock Options	—	—	—	—	—	—
Restricted Shares	—	—	—	—	—	—
Benefits and Perquisites:
Outplacement	—	$20,000	$10,000	—	—	—
Life Insurance Proceeds	—	—	—	—	$945,000	—
Disability Benefits per year *	—	—	—	—	—	$120,000
Health & Welfare Benefits	—	$27,958	$37,277	—	—	—
Total	$0	$1,529,977	$1,851,736	$0	$1,142,183	$419,558

Sean Mikaelian

Executive Compensation and Benefits	Voluntary Termination on 12/31/2007	Voluntary Termination for Good Reason or Termination without Cause on 12/31/2007	Termination due to Change in Control on 12/31/2007	For Cause Termination on 12/31/2007	Death on 12/31/2007	Disability on 12/31/2007
Compensation:
Base Salary	—	$353,320	$484,000	—	—	$121,000
Short-term Incentive (40% of base salary)	—	$141,328	$193,600	—	$14,623	$14,623
Long-term Incentives
Performance Shares	—	$299,750	$481,417	—	—	—
Stock Options	—	—	—	—	—	—
Restricted Shares	—	—	—	—	—	—
Benefits and Perquisites:
Outplacement	—	$20,000	$10,000	—	—	—
Life Insurance Proceeds	—	—	—	—	$726,000	—
Disability Benefits per year *	—	—	—	—	—	$120,000
Health & Welfare Benefits	—	$27,958	$37,277	—	—	—
Total	$0	$842,356	$1,206,294	$0	$740,623	$255,623

Retirement, Disability and Death

An executive officer who retires will be entitled to pay through the last day worked and 401(k) distributions. An executive officer who becomes disabled will be entitled to pay through the last day worked, disability benefits, 401(k) distributions and accidental dismemberment benefits, if applicable. The beneficiary of an executive officer who dies will be entitled to pay through the executive’s last day worked, 401(k) distributions and life insurance proceeds.

The impact of an employee’s retirement, disability or death on outstanding options can vary depending on the stock option plan under which the grants were made. Under our 2006 Equity Incentive Plan, upon termination of employment by reason of death or permanent disability, all vested options outstanding may be exercised in full at any time during the period of one year following termination. Upon termination of employment by reason of retirement, all vested options may be exercised in full at any time during the period of 90 days following termination. Under our 1995 Incentive Stock Option Plan, upon retirement, disability or death, all vested options may be exercised any time during the term of the option.

Forfeiture restrictions on any outstanding restricted stock awards will lapse if the employee’s employment is terminated due to death or a disability that entitles employee to receive benefits under our long term disability plan. Retirement is defined as the termination of employment for reasons other than cause on or after the attainment of age 65.

Compensation of Directors

The Compensation Committee regularly reviews the compensation of non-employee directors. The compensation consultant provides the Compensation Committee with industry trends in board compensation and recommends retainers and/or fees based on the peer company proxy information as well as national board survey data. The Compensation Committee then makes recommendations to the Board of Directors on the setting of Board compensation.

Jerry W. Box and former Chairman David P. Hunt

Effective June 13, 2007, Jerry W. Box became the non-executive Chairman of the Board, and he receives annual compensation of $125,000, payable in equal monthly installments. Prior to June 13, 2007, David P. Hunt was the non-executive Chairman of the Board, and he received the same compensation, on an annual basis as described above for Mr. Box, until his retirement from the Board effective June 13, 2007.

Directors Other than the Chairman of the Board

Effective April 1, 2007, the annual retainer fee for each non-employee director (other than Mr. Box) is $45,000. In addition, the Chairman of the Audit Committee receives an additional annual retainer of $25,000, the Chairmen of the Compensation Committee and the Nominating and Corporate Governance Committee each receives an annual retainer of $20,000. Each of the other non-employee directors (other than Mr. Box) that are members of the Audit Committee receives an additional annual retainer of $12,500. Each of the non-employee directors (other than Mr. Box) that are members of the Compensation and Nominating and Corporate Governance Committees receives an additional annual retainer of $10,000 for each committee on which he serves as a member. All of these non-employee directors’ fees are paid on a quarterly basis (excluding Mr. Box), and all directors (including Mr. Box) are reimbursed for travel expenses incurred in attending Board and committee meetings. Employee directors receive no additional consideration for serving as directors or committee members.

Option Grants under Non-Employee Directors’ Equity Incentive Plan

Under the Non-Employee Directors’ Equity Incentive Plan (previously known as the 2004 Non-Employee Directors’ Stock Option Plan), which we refer to as the 2004 Plan, each non-employee director automatically was granted an option to purchase 10,000 shares of common stock upon his or her initial election to the Board of Directors (whether elected by the stockholders or the Board of Directors) and each time the non-employee director was re-elected to the Board of Directors. Each option granted under the 2004 Plan has an exercise price equal to the fair market value of those shares on the date of grant, which is equal to the closing price of the common stock for the day on which the option was granted (or, if the date of grant was not a trading day, on the trading day immediately preceding that date).

In June of 2007, the shareholders approved an amendment to the 2004 Plan. As amended, the 2004 Plan authorizes grants of restricted stock to non-employee directors instead of stock options. Each of the non-employee directors was granted 10,000 shares of restricted stock on June 13, 2007. The vesting period for the restricted stock is one year (consistent with the terms of service for the directors).

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards($)(1)(2)	Total
David C. Anderson	$96,250	$44,329	$18,566	$159,145

Jerry W. Box	$96,250	$44,329	$30,166	$170,745

David P. Hunt (3)	$52,083	—	$62,310	$114,393

Dr. Alan Kaufman (3)	$30,000	—	$62,310	$92,310

James W. McFarland, Ph.D.	$89,375	$44,329	$20,377	$154,081

Roger C. Stull (3)	$30,625	—	$62,310	$92,935

F. Walker Tucei, Jr.	$100,000	$44,329	$30,166	$174,495

Gary L. Warren	$64,375	$44,329	$22,868	$131,572

G. Stephen Finley	$33,750	$44,329	—	$78,079

(1)	The dollar amounts reported in the Stock Awards and Option Awards columns is the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 as determined pursuant to FAS 123(R). See Note 11, “Stock Based Compensation and Other Benefit Plans,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on March 7, 2008, for the relevant assumptions used to determine the valuation of our stock and option awards. The grant date fair value of the restricted stock awarded in 2007, as determined pursuant to FAS 123R, was $8.01 per share.

(2)	The following are the aggregate number of options outstanding that have been granted to each of our non-employee directors as of December 31, 2007, prior to the amendment to the 2004 Plan, which authorized the issuance of restricted stock: Mr. Anderson – 20,000; Mr. Box – 36,100; Mr. Hunt—100,000; Dr. Kaufman—100,000; Dr. McFarland—20,000; Mr. Stull—60,000; Mr. Tucei—50,000; and Mr. Warren—20,000. Messrs. Anderson, Box, Finley, Tucei, Warren and Dr. McFarland each have 10,000 shares of restricted stock outstanding which will fully vest June 13, 2008.

(3)	Messrs. Hunt, Kaufman and Stull did not stand for re-election at the Annual Meeting on June 11, 2007.

Equity Compensation Plan Information

The following table sets forth certain information with respect to the equity compensation plans maintained by us as of December 31, 2007, under which our equity securities may be issued in the future, and with respect to individual compensation arrangements as of December 31, 2007.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a)
	(a)		(b)	(c)
Equity compensation plans approved by stockholders	3,697,063	(1)	$6.85	2,050,713	(2)
Equity compensation plans not approved by stockholders (3)	400,000		$7.93	—

Total	4,097,063		$6.96	2,050,713

(1)	Includes options issued under the 1988 Incentive Stock Option Plan, the 1993 Non-Employee Directors’ Stock Option Plan, the 1995 Incentive Stock Option Plan, the 1999 Employee Stock Purchase Plan, the Non-Employee Directors’ Equity Incentive Plan and the 2006 Equity Incentive Plan.

(2)	Includes 479,546 shares available for issuance under the 1999 Employee Stock Purchase Plan, 139,167 shares available for issuance under the 2003 Long Term Incentive Plan, 710,000 shares available for issuance under the Non-Employee Directors’ Equity Incentive Plan and 722,000 shares available for issuance under the 2006 Equity Incentive Plan.

(3)	Represents options issued pursuant to individual compensation arrangements for Paul L. Howes and Sean Mikaelian.

Howes Plan

As an inducement to his employment, Mr. Howes was awarded, effective March 22, 2006, an option to purchase 375,000 shares at an exercise price of $8.08, which is evidenced by a Non-Statutory Stock Option Agreement dated March 22, 2006. The option vests and becomes exercisable annually at a rate of one-third (1/3) of the shares subject to the option on each anniversary of the date of grant.

Mikaelian Plan

As an inducement to his employment, Mr. Mikaelian was awarded, effective May 18, 2006, an option to purchase 25,000 shares at an exercise price of $5.75, which grant is evidenced by a Non-Statutory Stock Option Agreement dated May 18, 2006. The option vests and becomes exercisable annually at a rate of one-third (1/3) of the shares subject to the option on each anniversary of the date of grant.

PROPOSAL NO. 2

APPROVAL OF THE NEWPARK RESOURCES, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

2008 Employee Stock Purchase Plan

The Board of Directors has adopted, subject to stockholder approval, the Newpark Resources, Inc. 2008 Employee Stock Purchase Plan (the “2008 Stock Purchase Plan”) for our employees and employees of our designated subsidiaries. Subject to approval by our stockholders, the 2008 Stock Purchase Plan will become effective on the first January following its adoption, or January 1, 2009 (the “Effective Date”).

If the 2008 Stock Purchase Plan is approved by our stockholders, we intend to terminate our 1999 Employee Stock Purchase Plan, as amended (the “1999 Stock Purchase Plan”) effective upon the completion of the purchase period under the 1999 Stock Purchase Plan ending on December 31, 2008, and no additional rights will thereafter be granted under the 1999 Stock Purchase Plan.

If the 2008 Stock Purchase Plan is not approved by our stockholders, it will not become effective and the 1999 Stock Purchase Plan will continue in full force and effect in accordance with its terms until it expires on March 24, 2009. If the 2008 Stock Purchase Plan is approved by our stockholders, we intend to file with the Securities and Exchange Commission a Registration Statement on Form S-8 covering the shares of our common stock issuable under the 2008 Stock Purchase Plan.

The purposes of the 2008 Stock Purchase Plan are to assist employees of our company and our designated subsidiaries in purchasing shares of our common stock, thereby helping them provide for their future security, and to encourage them to remain in our employment. The plan provides employees of our company and our designated subsidiaries with the opportunity to acquire shares of common stock at a discounted price through payroll deductions. The 2008 Stock Purchase Plan allows each participant to:

Invest up to 10% of the participant’s compensation through payroll deductions, subject to the limitations described below under “Eligibility”; and

Purchase our common stock at a discount of 5%.

A summary of the principal provisions of the 2008 Stock Purchase Plan is set forth below. This summary is qualified in its entirety by reference to the 2008 Stock Purchase Plan itself, which is included as Appendix A.

Administration

The 2008 Stock Purchase Plan is administered, at our company’s expense, by an administrator, which shall be our Compensation Committee (or another committee appointed by the Board) comprised of two or more members of the Board, each of whom is a “non-

employee director” within the meaning of Rule 16b-3 under the Exchange Act, and which is otherwise constituted to comply with applicable law, unless the Board otherwise assumes authority for administration of the 2008 Stock Purchase Plan. All questions of interpretation or application of the plan are determined by the administrator, whose decisions are final and binding upon all participants. The administrator of the plan has final authority to interpret any provision of the plan.

Eligibility

An individual is eligible to participate in the 2008 Stock Purchase Plan in an offering period if, on the first day of the offering period, he or she is an employee of our company or any of our designated subsidiaries and has been continuously employed by our company or a designated subsidiary for at least ninety (90) days, and his or her customary employment is for more than twenty (20) hours a week and more than five (5) months in any calendar year. Employees who choose not to participate or are not eligible to participate at the start of an offering period but who become eligible thereafter may enroll in any subsequent offering period. As of April 1, 2008, we and our subsidiaries had approximately 1,944 employees worldwide.

An individual is not eligible to participate in the 2008 Stock Purchase Plan for a given offering period if, immediately after the purchase right is granted, he or she owns 5% or more of the total combined voting power or value of all classes of capital stock of our company or our subsidiaries or parent corporations. In addition, the participant’s right to buy common stock under the plan may not accrue at a rate in excess of $25,000 of the fair market value of such shares (determined at the time such purchase right is granted) per calendar year for each calendar year in which such purchase right is outstanding.

Shares Subject to the 2008 Stock Purchase Plan

Under the terms of the 2008 Stock Purchase Plan, the aggregate number of shares of common stock available for sale under the plan is 1,000,000 shares (subject to adjustment in the event of stock splits and certain other corporate events, as described below under “Adjustments”). Such shares may be unissued or reacquired shares or shares bought on the market for purposes of the 2008 Stock Purchase Plan. To the extent shares are set aside for purchase by employees at the beginning of an offering period but are not purchased by such employees, those shares will again be available for purchase under the 2008 Stock Purchase Plan. Except for outstanding rights to purchase shares, the 2008 Stock Purchase Plan will terminate on December 31, 2018, and no further right to purchase shares may be granted after that date. The 2008 Stock Purchase Plan can be terminated sooner as described under “Amendment, Modification and Termination of the 2008 Stock Purchase Plan” below. Any shares that are not subject to purchase upon termination of the plan will cease to be subject to the plan.

Purchase Rights and Offering Periods

Under the 2008 Stock Purchase Plan, our company will grant each eligible employee a nontransferable right to purchase shares of common stock. During each offering period a participant shall have the right to purchase, subject to the limitations of the plan, that number of shares of common stock equal to the quotient obtained by dividing the aggregate payroll deductions authorized to be withheld by the participant for such offering period by an amount equal to 95% of the fair market value of the common stock on the enrollment date of such offering period. Through the plan, the participant may buy the common stock at a reduced price equal to 95% of our common stock’s fair market value on the first day of the offering period or the last day of the offering period, whichever is lower. The fair market value of the common stock for any given day shall be the closing price per share on the immediately preceding trading day. If at the end of the offering period the aggregate payroll deductions for a participant exceed the aggregate purchase price for the shares subject to such participant’s purchase right, any excess payroll deductions will be distributed to such participant.

The 2008 Stock Purchase Plan is implemented by consecutive offering periods. The 2008 Stock Purchase Plan generally provides for two six-month purchase periods each year: (i) January 1 through June 30, and (ii) July 1 through December 31. The initial offering period under the plan will commence on January 1, 2009, and end on the last trading day on or before June 30, 2009. Unless and until the plan administrator changes the duration of the offering periods under the 2008 Stock Purchase Plan in accordance with the terms of the plan, each offering period will be a six-month period.

Once the participant has enrolled in the plan, the payroll deductions will continue until he or she notifies our company otherwise. On the last trading day of each offering period, the participant’s purchase right will be deemed to have been exercised in full at which time he or she will purchase the number of shares subject to the purchase right for that offering period, subject to the limitations of the plan.

Enrollment in the 2008 Stock Purchase Plan

An eligible employee may enroll in the 2008 Stock Purchase Plan for any offering period by submitting a completed payroll deduction form to the plan administrator prior to the enrollment date for the offering period with respect to which his or her participation is to commence. In general, the enrollment date will be January 1st or July 1st for the offering periods which begin on those dates. The payroll deduction form will remain in effect for successive offering periods unless it is revised or revoked by the participant or the participant becomes ineligible to participate in the plan.

Participant Contributions

A participant may contribute through payroll deductions not more than 10% of his or her eligible compensation, nor less than $10.00 per pay period. For this purpose, eligible compensation means gross base compensation excluding commissions, payments for overtime, incentive payments, performance bonuses and contributions to benefits. We will make such deductions from the participant’s paycheck each pay period during the offering period and will hold the accumulated amounts in an account until the completion of the offering period. Participants may not reduce or increase future payroll deductions during an offering period except in the event of a withdrawal from the plan. The participant will not receive any interest on the amounts of his or her compensation that we accumulate for the purchase of shares under the plan. We may use all funds held by our company under the plan for any corporate purpose.

Purchase Price of the Common Stock

The purchase price will be 95% of the fair market value of a share of our common stock as of the first trading day of the offering period or the last trading day of the offering period, whichever is lower. For purposes of the 2008 Stock Purchase Plan, provided that our common stock continues to be traded on the New York Stock Exchange or another exchange, the “fair market value” of a share of our common stock as of a given date will be the closing sales price of a share as reported in the Wall Street Journal (or such other source as we may deem reliable) for the immediately preceding trading day. On April 16, 2008, the closing price of our common stock as reported on the New York Stock Exchange was $5.77 per share.

Withdrawal from the 2008 Stock Purchase Plan

A participant may withdraw from the 2008 Stock Purchase Plan by completing the appropriate withdrawal form and submitting it to the plan administrator. The payroll deductions will stop, and the balance in the participant’s account (without interest) will be paid to such participant within a reasonable time period. If the participant does withdraw from the plan, he or she cannot rejoin until the next offering period.

Shares Purchased under the 2008 Stock Purchase Plan

As soon as practicable after each purchase date, our company’s transfer agent will make an entry on its books and records indicating that the shares of common stock purchased by the participant on that purchase date have been duly issued and transferred or recorded to a brokerage account established in the participant’s name in connection with the plan. Individual accounts will be maintained for each participant in the 2008 Stock Purchase Plan. Statements of account will be provided to participants at least annually, and will set forth the amounts of payroll deductions, the purchase price, the number of shares purchased and the remaining cash balance, if any.

Termination of Employment

Upon termination of a participant’s employment for any reason, other than death, the payroll deductions credited to such participant’s account will be returned to the participant. If the participant’s employment terminates due to death, the participant’s beneficiary will have the right to elect (i) to withdraw all of the payroll deductions credited to the participant’s account under the 2008 Stock Purchase Plan, or (ii) to exercise the participant’s option on the next offering termination date and purchase the number of shares of common stock subject to the purchase right that the accumulated payroll deductions in the participant’s account will purchase at the applicable purchase price. Any excess in the participant’s account will be returned to the participant’s beneficiary, without interest. In the event that we receive no notice of election from the participant’s beneficiary, the participant’s beneficiary will be deemed to have elected to withdraw all payroll deductions credited to the participant’s account.

No Rights as Employee

Nothing in the 2008 Stock Purchase Plan will give any person, including any eligible employee or participant, any right to remain an employee of our company or any of our subsidiaries or will interfere with or restrict in any way the rights of any such entity to discharge any person, including any eligible employee or participant, at any time.

Transferability

Neither the payroll deductions credited to a participant’s account nor any rights with respect to a purchase right granted under the 2008 Stock Purchase Plan may be assigned, transferred, pledged, or otherwise disposed of by the participant, other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition will be ineffective and we may treat any such act as an election to withdraw from participation in the 2008 Stock Purchase Plan.

Adjustments

In the event of any increase or decrease in the number of shares of our common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or any other similar corporate event affecting our common stock, the number of shares reserved under the 2008 Stock Purchase Plan, the maximum number of shares that a participant may purchase in an offering period or a purchase period, and the price per share and number of shares of common stock covered by each outstanding purchase right will be adjusted proportionately. Such adjustments will be made by the Board of Directors whose determination in that respect will be final, binding and conclusive.

In the event of our company’s proposed dissolution or liquidation, the offering period then in progress will be shortened by setting a new purchase date immediately prior to the proposed dissolution or liquidation, unless otherwise provided by the plan administrator. In the event of our company’s merger with or into another corporation, or the sale of all or substantially all of our company’s assets, outstanding purchase rights may be assumed or an equivalent purchase right may be substituted by the successor corporation (or a parent or subsidiary of such successor corporation). In the event that the successor corporation does not agree to assume or substitute the outstanding purchase rights, the offering period then in progress will be shortened by setting a new purchase date for outstanding purchase rights and the offering period then in progress will end on the new purchase date. This new purchase date will be prior to the date of consummation of the merger or sale.

Amendment, Modification and Termination of the 2008 Stock Purchase Plan

Our Board of Directors may terminate or amend the 2008 Stock Purchase Plan. No termination may affect outstanding purchase rights and generally no amendment may impair the rights of any participant under an outstanding purchase right without the participant’s consent, except that our Board of Directors may terminate an offering period if the Board determines that the termination of the offering period or the plan is in the best interests of our company and our stockholders. We will seek stockholder approval for any amendment to the extent necessary and desirable to comply with Section 423 of the Code or any other applicable law, regulation or stock exchange rule.

The 2008 Stock Purchase Plan will continue in effect until December 31, 2018, unless sooner terminated by the Board.

Federal Income Tax Consequences

The federal income tax consequences of the 2008 Stock Purchase Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the 2008 Stock Purchase Plan and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the 2008 Stock Purchase Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws and estate and gift tax considerations are not discussed, and may vary depending on individual circumstances and from locality to locality.

The following summary assumes that the 2008 Stock Purchase Plan qualifies as an “employee stock purchase plan” under Section 423(b) of the Code. Although the plan is intended to be an “employee stock purchase plan,” no assurance is given that the plan will qualify as an “employee stock purchase plan.”

Grant of Purchase Right; Exercise of Purchase Right

A participant will not recognize taxable income upon the grant of a purchase right on the date of grant. In addition, the participant will not recognize taxable income upon the exercise of a purchase right on the date of exercise.

Sale of Common Stock After the Holding Period

The tax treatment resulting from the sale or other disposition of the shares of common stock that a participant purchased upon the exercise of a purchase right under the 2008 Stock Purchase Plan will depend on whether such sale or disposition occurs before or after the later of: (1) two years after the date of grant of the purchase right, or (2) one year after the date such shares are transferred to the participant (the “Holding Period”). If the participant sells or disposes of the shares of common stock that he or she purchased upon the exercise of a purchase right under the 2008 Stock Purchase Plan after the Holding Period, the participant will be taxed in the year in which he or she sells or disposes of such shares of common stock, as follows:

The participant will recognize ordinary income in an amount equal to the lesser of:

the excess, if any, of the fair market value of such shares of common stock on the date on which he or she sold or disposed of such shares, over the purchase price he or she paid for such shares of common stock; or

5% of the fair market value of the shares of common stock on the date of grant of the purchase right; and

any remaining gain (or any loss) from the disposition will be treated as capital gain (or loss).

We (or our designated subsidiary) will not be entitled to any deduction as a result of the participant’s sale or disposition of the share of common stock after the expiration of the Holding Period for such shares.

Sale of Common Stock During the Holding Period

If a participant sells or disposes of the shares of common stock that he or she purchased upon the exercise of a purchase right under the 2008 Stock Purchase Plan before the Holding Period expires, the participant will be taxed in the year in which he or she sells or disposes of such shares of common stock, as follows:

The participant will recognize ordinary income in an amount equal to the excess of the fair market value of such shares of common stock on the date such shares were transferred to him or her, over the purchase price the participant paid for such shares of common stock; and

The participant will recognize capital gain if and to the extent the amount he or she realizes from the sale or disposition of the shares of Common Stock is more than their fair market value on the date such shares were transferred to him or her, or capital loss if and to the extent the amount he or she realizes from the sale or disposition of the shares of common stock is less than their fair market value on th date such shares were transferred to the participant.

We (or our designated subsidiary) will be entitled to a deduction equal to the amount of ordinary income that is recognized by the participant as a result of his or her sale or disposition of the shares of common stock before the Holding Period expires for such shares.

The 2008 Stock Purchase Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code. Special rules may apply to a participant who is subject to Section 16 of the Exchange Act.

New Plan Benefits

No rights to purchase shares will be granted pursuant to the 2008 Stock Purchase Plan until it is approved by our stockholders. The benefits that will be received by all eligible employees under the 2008 Stock Purchase Plan are not determinable in advance because the number of shares of common stock that a participant may receive under the 2008 Stock Purchase Plan is based on the amount of payroll deductions elected by the participant. Our non-employee directors will not receive any benefits under the 2008 Stock Purchase Plan.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has appointed the accounting firm of Ernst & Young LLP to serve as our independent auditors for 2008. Ernst & Young LLP has served as our independent auditors since June 27, 2002. One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from the stockholders.

The Audit Committee is directly responsible for selecting and retaining our independent auditors. Although action by the stockholders is not required for the appointment, given the critical role played by the independent auditors, we are providing stockholders the opportunity to express their views on this matter. If the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment, but the Audit Committee may elect to retain the firm. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent auditing firm at any time during the year if the Audit Committee determines that a change in auditors would be in the best interests of our company and our stockholders.

The Board of Directors recommends that the stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors for 2008.

Independent Auditor Fees

The following table sets forth the fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2006, and December 31, 2007, and the fees billed for other services rendered by Ernst & Young LLP during those periods.

	2006	2007
Audit Fees (1)	$983,675	$1,116,081
Audit-Related Fees (2)	150,832	27,735
Tax Fees (3)	65,090	76,920
All Other Fees	—	—

Total	$1,199,597	$1,220,736

(1)	Audit fees consist primarily of fees related to the audit of our annual consolidated financial statements, the review of the financial statements included in our Quarterly Reports on Form 10-Q and statutory audits, consents and other services related to Securities and Exchange Commission matters.

(2)	Audit-related fees consist primarily of fees for consultations related to financial reporting matters, review of the proxy materials and access to an online research tool.

(3)	Tax fees consist of fees for tax compliance, tax planning and tax advice.

Pre-Approval Policies Regarding Audit and Non-Audit Fees

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services.

Prior to performing any audit services, the independent auditors will provide the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the fiscal year and the expected fees for those services. If the engagement letter is approved, the Audit Committee will engage the independent auditors to perform the audit.

For non-audit services, our management will submit to the Audit Committee for approval the list of non-audit services recommended by management which the Audit Committee should engage the independent auditors to provide for the fiscal year. Prior to the performance of any of these services, our management and the independent auditors each will confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. Pre-approval generally is provided for up to one year and any pre-approval is detailed as to the particular service or category of service and generally is subject to a specific budget. The Audit Committee also may pre-approve particular services on a case-by-case basis. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval process and the fees for services performed to date.

As permitted by statute, the Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee to ensure prompt handling of unexpected matters. The Chairman will report any action taken pursuant to this delegated authority to the Audit Committee at or before the next Audit Committee meeting.

All services performed by our independent auditors in 2006 and 2007 were approved in accordance with the Audit Committee’s pre-approval policies.

Audit Committee Report

This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee is composed of four independent directors who satisfy the requirements of independence established by NYSE listing standards and the Securities and Exchange Commission. The Board of Directors has determined that all of the members of the Audit Committee are “financially literate” under applicable Securities and Exchange Commission rules and NYSE listing rules, and that each of Mr. Tucei, Mr. Finley and Dr. McFarland is an “audit committee financial expert” as defined by applicable Securities and Exchange Commission rules.

The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available in the “Corporate Governance” section under “Investor

Relations” on our website at www.newpark.com and is also available in print upon request from our Corporate Secretary.

Management has primary responsibility for our financial statements and financial reporting processes and for the maintenance of internal controls and procedures designed to ensure compliance with applicable accounting standards, laws and regulations and ethical business standards. Our independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors. The Audit Committee also is responsible for the engagement, compensation and oversight of the independent auditors.

In keeping with that responsibility, the Audit Committee meets regularly with management and the independent auditors. Meetings with the independent auditors are held both with and without management present, and the independent auditors have direct access to the Audit Committee to discuss the scope and results of their work and their comments on the adequacy of internal accounting controls and the quality of financial reporting. The Audit Committee met eight times during the year ended December 31, 2007.

The Audit Committee has reviewed and discussed the company’s audited financials as of and for the year ended December 31, 2007 with management.

The Audit Committee reviewed with the independent auditors the overall scope and plans for their audit and has reviewed and discussed the audited consolidated financial statements and internal control over financial reporting with management and the independent auditors. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors their independence from our company and our management. The Audit Committee also discussed with the independent auditors whether the non-audit services provided by them are compatible with their independence and concluded that the provision of those services is compatible with their independence.

We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which we refer to as the 2007 Annual Report, in a timely fashion with the Securities and Exchange Commission in 2008. Based on the reviews and discussions referred to above and after completion of the independent investigation, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the 2007 Annual Report. The Audit Committee also engaged Ernst & Young LLP as our independent auditors for the 2008 fiscal year. See above under the heading “Ratification of Appointment of

Auditors” for additional information on the decision to again appoint Ernst & Young LLP as our independent auditors.

Audit Committee:

F. Walker Tucei, Jr., Chairman	G. Stephen Finley
James W. McFarland, Ph.D.	Gary L. Warren

Stockholder Proposals

Stockholder proposals intended to be considered for inclusion in our proxy materials for the 2009 Annual Meeting of Stockholders must be received by us by January 3, 2009. Proposals should be directed to the attention of the Corporate Secretary, Newpark Resources, Inc., 2700 Research Forest Drive, Suite 100, The Woodlands, Texas 77381. Any proposals will be subject to the requirements of the proxy rules adopted under the Exchange Act as well as the procedures in our bylaws, and must include a brief description and text of the proposal, the name and address of the stockholder, the class and number of shares of stock owned by that stockholder, and any material interest of the stockholder in the proposal.

For proposals not intended to be submitted in next year’s proxy statement, but sought to be presented at our 2009 Annual Meeting of Stockholders, our bylaws provide that stockholder proposals, including director nominations, must be received at our principal executive offices no later than ninety (90) days prior to the date of our annual meeting; provided, that if the date of the annual meeting was not publicly announced more than one hundred (100) days prior to the date of the annual meeting, the notice by the stockholder will be timely if delivered to our principal executive offices no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was communicated to the stockholders. In addition, proxies to be solicited by the Board for the 2009 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than March 18, 2009. A copy of our bylaws may be obtained upon written request to our Corporate Secretary at our principal executive offices, 2700 Research Forest Drive, Suite 100, The Woodlands, Texas 77381.

Securities Exchange Commission rules and regulations provide that if the date of our 2009 Annual Meeting is advanced or delayed more than 30 days from the date of the 2008 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2009 Annual Meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2009 Annual Meeting. Upon determination by us that the date of the 2009 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2008 Annual Meeting, we will disclose that change in the earliest possible Quarterly Report on Form 10-Q or as otherwise permitted by the Exchange Act.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NYSE. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the copies of those reports furnished to us and written representations from our executive officers and directors, we believe that our officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements in 2007, except that (a) each of the executive officers had one delinquent filing on Form 4 which were subsequently filed on June 15, 2007 and (b) Gregg S. Piontek had one delinquent filing on Form 3 and one delinquent filing on Form 4 which were subsequently filed on November 14, 2007.

Delivery of Documents to Stockholders Sharing an Address

We are delivering this Proxy Statement and our 2007 Annual Report on Form 10-K to all stockholders of record as of the record date. Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Proxy Statement and Annual Report if previously notified by their bank, broker or other holder. This process by which only one annual report or proxy statement, as the case may be, is delivered to multiple security holders sharing an address, unless contrary instructions are received from one or more of the security holders, is called “householding.” Householding may provide convenience for stockholders and cost savings for companies. Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.

Street name stockholders in a single household who received only one copy of the Proxy Statement and Annual Report may request to receive separate copies in the future by following the instructions provided on the voting instruction form sent to them by their bank, broker or other holder of record. Similarly, street name stockholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future by checking the appropriate box on the voting instruction form. Otherwise, street name stockholders should contact their bank, broker, or other holder.

COPIES OF THIS PROXY STATEMENT AND THE 2007 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, FINANCIAL STATEMENT SCHEDULES AND EXHIBITS, ARE AVAILABLE PROMPTLY WITHOUT CHARGE BY CALLING (281) 362-6800, OR BY WRITING TO CORPORATE SECRETARY, NEWPARK RESOURCES, INC., 2700 RESEARCH FOREST DRIVE, SUITE 100, THE WOODLANDS, TEXAS 77381. If you are receiving multiple copies of this Proxy Statement and the Annual Report, you also may request orally or in writing to receive a single copy of this Proxy Statement and the Annual Report by calling (281) 362-6800, or writing to Corporate Secretary, Newpark Resources, Inc., 2700 Research Forest Drive, Suite 100, The Woodlands, Texas 77381.

Other Matters

We do not presently know of any matters other than those described above that may be presented for stockholder action at the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on these matters, subject to direction by the Board of Directors.

Our Annual Report on Form 10-K for the year ended December 31, 2007, accompanies this Proxy Statement, but is not to be deemed a part of the proxy soliciting material.

While you have the matter in mind, please complete, sign and return the enclosed proxy card.

APPENDIX A

NEWPARK RESOURCES, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

PURPOSE

The purposes of this Newpark Resources, Inc. 2008 Employee Stock Purchase Plan (the “Plan”) are to assist Eligible Employees of Newpark Resources, Inc., a Delaware corporation (the “Company”), and its Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, and to help Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1    “Administrator” means the entity that conducts the general administration of the Plan as provided herein. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Article III.

2.2    “Board” shall mean the Board of Directors of the Company.

2.3    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.

2.4    “Committee” means the committee of the Board described in Article III.

2.5    “Company” shall mean Newpark Resources, Inc., a Delaware corporation.

2.6    “Compensation” of an Eligible Employee shall mean the gross base compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, excluding overtime payments, sales commissions, incentive compensation, bonuses, contributions to pension, profit sharing, health and life insurance and other plans, expense reimbursements, fringe benefits and other special payments.

2.7    “Designated Subsidiary” shall mean any Subsidiary designated by the Administrator in accordance with Section 3.3(ii).

2.8    “Eligible Employee” shall mean an Employee of the Company or a Designated Subsidiary: (i) who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Stock or other stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code); (ii) whose customary employment is for more than twenty hours per week; (iii) whose customary employment is for more than five months in any calendar year; and (iv) who has been continuously employed by the Company or a Designated Subsidiary for at least ninety days; provided, however, that the Administrator may provide in an Offering Document that (x) Employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code, and/or (y) Employees who have not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years), shall not be eligible to participate in an Offering Period. For purposes of clause (i) above, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or a Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2).

2.9    “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Designated Subsidiary.

2.10    “Enrollment Date” shall mean the first day of each Offering Period.

2.11    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.12    “Fair Market Value” means, as of any given date, the fair market value of a share of Stock on the date determined by such methods or procedures as may be established from time to time by the Administrator. Unless otherwise determined by the Administrator, the Fair Market Value of a share of Stock as of any given date shall be (a) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Administrator may deem reliable for such purposes) for the first Trading Day immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on the date immediately prior to such date on which sales price are reported.

2.13    “Offering Document” shall have the meaning given to such term in Section 5.1.

2.14    “Offering Period” shall mean each Offering Period designated by the Administrator in the applicable Offering Document pursuant to Section 5.1 or otherwise established in accordance with Section 5.1.

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2.15    “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The definition of “Parent” is intended to, and shall be construed and applied, to coincide and conform with the definition of “parent” under Section 424(e) of the Code.

2.16    “Participant” means any Eligible Employee who has executed a participation agreement and been granted rights to purchase Stock pursuant to the Plan.

2.17    “Plan” shall mean this Newpark Resources, Inc. 2008 Employee Stock Purchase Plan, as it may be amended from time to time.

2.18    “Purchase Date” shall mean the last Trading Day of each Offering Period.

2.19    “Purchase Price” shall mean the purchase price designated by the Administrator in the applicable Offering Document (which purchase price shall not be less than 95% of the Fair Market Value of a share of Stock for the Enrollment Date or for the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 95% of the Fair Market Value of a share of Stock for the Enrollment Date or for the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article IX; and provided, and further, that the Purchase Price shall not be less than the par value of a share of Stock.

2.20    “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

2.21    “Stock” means the common stock, $0.01 par value, of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article IX.

2.22    “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The definition of “Subsidiary” is intended to, and shall be construed and applied, to coincide and conform with the definition of “parent” under Section 424(f) of the Code.

2.23    “Trading Day” shall mean any day on which the Stock is actually traded.

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ARTICLE III

ADMINISTRATION

3.1    Administrator.    The Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the “Committee”), which Committee shall consist solely of two or more members of the Board each of whom is a “non-employee director” within the meaning of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Exchange Act and which Committee is otherwise constituted to comply with applicable law. Appointment of Committee members shall be effective upon acceptance of appointment. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

3.2    Action by the Administrator.    A majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and, subject to applicable law and the Bylaws of the Company, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Designated Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

3.3    Authority of Administrator.    The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii)    To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.

(iii)    To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv)    To amend the Plan as provided in Article X.

(v)    Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

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The Administrator shall have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Company as the Administrator deems appropriate.

3.4    Decisions Binding.    The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any participation agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1    Number of Shares.    Subject to Article IX, the aggregate number of shares of Stock which may be issued pursuant to rights granted under the Plan shall be 1,000,000 shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Stock not purchased under such right shall again become available for the Plan.

4.2    Stock Distributed.    Any Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Stock, treasury stock or Stock purchased on the open market.

ARTICLE V

OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES

5.1    Offering Periods.    Commencing with the Effective Date (as herein defined) of the Plan and continuing while the Plan remains in force, the Administrator may from time to time grant or provide for the grant of rights to purchase Stock of the Company under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator commencing on such dates (each, an “Enrollment Date”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan; provided however, that in the event an Offering Period is not designated by the Administrator in the Offering Documents, the right to purchase Stock of the Company under the Plan shall be granted twice each year on January 1 and July 1 of each calendar year and the term of the Offering Period shall be six months. The provisions of separate Offering Periods under the Plan need not be identical.

5.2    Offering Documents.    Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):

(i)    the length of the Offering Period, which period shall not exceed twenty-seven months;

(ii)    the Enrollment Date for such Offering Period;

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(iii)    the Purchase Date for such Offering Period;

(iv)    the maximum number of shares, if any, that may be purchased by any Eligible Employee during such Offering Period; and

(v)    such other provisions as the Administrator determines are appropriate, subject to the Plan.

ARTICLE VI

PARTICIPATION

6.1    Eligibility.    Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on the day immediately preceding a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article VI and the limitations imposed by Section 423(b) of the Code.

6.2    Enrollment in Plan.    Except as otherwise set forth in an Offering Document, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a participation agreement to the Company prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document), in such form as the Administrator provides. Except as provided in Section 6.7 below, an Eligible Employee may participate in the Plan only by means of payroll deduction. Each such participation agreement shall designate a stated amount of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. The stated amount may not be less than $10.00 per pay period, and may not exceed either of the following: (i) 10% of the Compensation from which the deduction is made, or (ii) an amount which will result in noncompliance of the $25,000 limit stated in Section 6.5. A Participant may elect to have all payroll deductions completely discontinued at any time, but an election to discontinue payroll deductions during an Offering Period shall be deemed to be an election to withdraw pursuant to Section 8.1. No change in payroll deductions other than complete discontinuance can be made during an Offering Period, and, specifically, once an Offering Period has commenced, a Participant may not alter the rate of his or her payroll deductions for such offering.

6.3    Payroll Deductions.    Except as otherwise provided in the applicable Offering Document, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Article VIII.

6.4    Effect of Enrollment.    A Participant’s completion of a participation agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained

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therein until the Participant either submits a new participation agreement, withdraws from participation under the Plan as provided in Article VIII or otherwise becomes ineligible to participate in the Plan.

6.5    Limitation on Purchase of Stock.    An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

6.6    Decrease of Payroll Deductions.    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 6.5, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period.

6.7    Leaves of Absence.    During a paid leave of absence approved by the Company and meeting the requirements of U.S. Treasury Regulation Section 1.421-1(h)(2), a Participant’s elected payroll deductions shall continue. If a Participant takes an unpaid leave of absence that is approved by the Company and meets the requirements of Treasury Regulation Section 1.421-1(h)(2), then such Participant may contribute amounts to the Plan in lieu of his elected payroll deductions or contributions in accordance with procedures established by the Administrator; provided, however, that a Participant’s contributions while on such an unpaid leave of absence may not exceed the total amount of payroll deductions that would have been made had such Participant not taken such an unpaid leave of absence. If a Participant takes a leave of absence that is not described in the preceding sentences of this Section 6.7, then he shall be considered to have withdrawn from the Plan in accordance with Section 8.1 hereof. Further, notwithstanding the preceding provisions of this Section 6.7, if a Participant takes a leave of absence that is described in the first or second sentence of this Section 6.7, and such leave of absence exceeds 90 days, then he shall be considered to have withdrawn from the Plan in accordance with Section 8.1 hereof on the 91st day of such leave of absence; provided, however, that if the Participant’s right to employment is guaranteed either by statute or contract, then such 90-day period shall be extended until the last day upon which such reemployment rights are so guaranteed.

ARTICLE VII

GRANT AND EXERCISE OF RIGHTS

7.1    Grant of Rights.    On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall, subject to the maximum number of shares of Stock specified under Section 5.2(iv) and the provisions of Section 6.5 above, be

7

granted a right to purchase that number of shares of the Company’s Stock equal to the quotient of (i) the aggregate payroll deductions authorized to be withheld by such Participant in accordance with Section 6.2 hereof for such Offering Period, divided by (ii) the Purchase Price of the Stock as of the Enrollment Date.

7.2    Exercise of Rights.    Subject to the limitations set forth in Section 6.5 hereof, each Participant in the Plan automatically and without any act on his part will be deemed to have exercised his right on each Purchase Date, to the extent that the balance then in his account under the Plan is sufficient, to purchase at the Purchase Price the whole number of shares of Stock subject to the right granted to such Participant under this Plan for such Offering Period. No fractional shares shall be issued on the exercise of rights granted under this Plan. The amount, if any, of accumulated payroll deductions remaining in each Participant’s account after the purchase of shares on each Purchase Date shall be distributed in full to the Participant after such Purchase Date.

7.3    Pro Rata Allocation of Shares.    If the Administrator determines that, on a given Purchase Date, the number of shares of Stock with respect to which rights are to be exercised may exceed (i) the number of shares of Stock that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Stock available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the shares of Stock available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Stock are to be exercised pursuant to this Article VII on such Purchase Date, and shall either (x) continue all Offering Periods then in effect, or (y) terminate any or all Offering Periods then in effect pursuant to Article X. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant which has not been applied to the purchase of shares of stock shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

7.4    Withholding.    At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the right or the disposition of the Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Stock by the Participant.

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7.5    Conditions to Issuance of Stock.

(a)    Except as provided below, the Company will deliver to each Participant a certificate issued in his name for the number of shares of Stock with respect to which his rights were exercised and for which he has paid the Purchase Price. The certificate will be delivered as soon as practicable following the Purchase Date.

In lieu of delivering share certificates directly to Participants, the Company in its discretion may take such steps as it deems necessary or advisable (including, without limitation, the execution of service agreements and contracts) to effect the delivery of shares to a broker-dealer or similar custodian designated by the Company (the “Plan Broker”) on such terms and conditions as the Company determines in its discretion. In such event, as soon as practicable following the Purchase Date, the Company, on behalf of each Participant, shall deliver to the Plan Broker a certificate for (or shall otherwise cause to be credited with the Plan Broker) the number of shares of Stock with respect to which such Participant’s right was exercised and for which such Participant has paid the Purchase Price. The Plan Broker shall keep accurate records of the beneficial interests of each Participant in such shares by means of the establishment and maintenance of an account for each Participant. Fees and expenses of the Plan Broker shall be paid by the Company and/or allocated among the respective Participants in such manner as the Company determines in its discretion. During any period that the Plan Broker arrangement described above is utilized in connection with the Plan, Participants shall be required, at such time or times as may be designated by the Company, to enter into such agreements and authorizations (the terms of which may include, without limitation, restrictions on the transfer of shares from Participants’ Plan Broker accounts) with the Plan Broker and the Company as the Company may prescribe.

(b)    The Company shall not be required to issue or deliver any certificate or certificates for shares of Stock purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(i)    The admission of such shares to listing on all stock exchanges, if any, on which the Stock is then listed; and

(ii)    The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(iii)    The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(iv)    The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the rights, if any; and

(v)    The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

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ARTICLE VIII

WITHDRAWAL; TERMINATION OF EMPLOYMENT OR ELIGIBILITY

8.1    Withdrawal.    A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Administrator. All of the Participant’s payroll deductions credited to his or her account during the Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant delivers to the Company a new participation agreement.

8.2    Future Participation.    A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

8.3    Termination of Employment.

(a)    If the employment of a Participant terminates prior to the Purchase Date relating to a particular Offering Period, other than by death as addressed in Section 8.3(b) below, his participation in the Plan automatically and without any act on his part shall terminate as of the date of the termination of his employment; provided, however, that if the Purchase Date for the Offering Period during which such termination of employment occurs is not a Business Day and the Participant’s employment terminates on the last Business Day of the Offering Period, then such Participant will be considered to have terminated employment, for purposes of this Section 8.3(a), on the Purchase Date. For purposes of the preceding sentence, the term “Business Day” shall mean any day except a Saturday, Sunday or other day on which national banking associations in the State of Texas are generally closed for the conduct of commercial banking business. Following the Participant’s termination of employment as described above, the Company promptly will refund to him the amount of the balance in his account under the Plan, and thereupon his interest in the Plan and in any right under the Plan shall terminate.

(b)    If the employment of a Participant terminates due to such Participant’s death, then such Participant’s personal representative shall have the right to elect either to:

(i)    withdraw the amount of the balance in the Participant’s account under the Plan at the date of such Participant’s termination of employment; or

(ii)    exercise such Participant’s right to purchase Stock on the applicable Purchase Date of the Offering Period during which termination of employment occurs, in which event such personal representative shall be permitted to purchase the number of whole

10

shares of Stock which the amount of the balance in the Participant’s account under the Plan at the date of such Participant’s termination of employment will purchase at the applicable Purchase Price (subject to Section 6.5), with any balance remaining in the Participant’s account under the Plan to be returned to such personal representative.

Such personal representative must make such election by giving notice to the Company at such time and in such manner as the Administrator prescribes. In the event that no such notice of election is timely received by the Company, the personal representative will automatically be deemed to have elected as set forth in clause (i) above, and the balance in such Participant’s account under the Plan shall be promptly distributed to such personal representative.

ARTICLE IX

ADJUSTMENTS UPON CHANGES IN STOCK

9.1    Changes in Capitalization; Other Adjustments.

(a)    Subject to Section 9.3, whenever any change is made in the Stock by reason of any stock dividend or by reason of subdivision, stock split, reverse stock split, combination or exchange of shares, recapitalization, reorganization, reclassification of shares, or any other similar corporate event affecting the Stock, appropriate action will be taken by the Board to make such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and type of shares of Stock (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations established in each Offering Document pursuant to Section 5.2 on the maximum number of shares of Stock that may be purchased); (ii) the class(es) and number of shares and price per share of Stock subject to outstanding rights; and (iii) the Purchase Price with respect to any outstanding rights.

(b)    If the Company shall not be the surviving corporation in any merger or consolidation (or survives only as a subsidiary of another entity), or if the Company is to be dissolved or liquidated, then unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all rights then outstanding under this Plan, (i) the Purchase Date for all rights then outstanding under this Plan shall be accelerated to dates fixed by the Administrator or the Board prior to the effective date of such merger or consolidation or such dissolution or liquidation, (ii) a Participant (or his legal representative) may make a lump-sum deposit prior to the Purchase Date in lieu of the remaining payroll deductions (or remaining Participant contributions under Section 6.7) which otherwise would have been made, and (iii) upon such effective date any unexercised rights shall expire.

9.2    No Adjustment Under Certain Circumstances.    No adjustment or action described in this Article IX or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

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9.3    No Other Rights.    Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator or the Board under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an outstanding right or the Purchase Price of the Stock subject to an outstanding right.

ARTICLE X

AMENDMENT, MODIFICATION AND TERMINATION

10.1    Amendment, Modification and Termination.    The Board may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval by a vote of the holders of the outstanding shares of the Company’s capital stock entitled to vote shall be required to amend the Plan to: (a) change the aggregate number of shares that may be sold pursuant to rights under the Plan under Section 4.1 (other than any adjustment as provided by Article IX); (b) materially increase the benefits accruing to Participants under the Plan; (c) change the class of individuals who may be granted rights under the Plan; (d) extend the term of the Plan; or (e) change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

10.2    Rights Previously Granted.    Except as provided in Article IX or this Article X, no termination, amendment or modification may make any change in any right theretofore granted which adversely affects the rights of any Participant without the consent of such Participant, provided that an Offering Period may be terminated, amended or modified by the Administrator if the Administrator determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders.

10.3    Certain Changes to Plan.    Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

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ARTICLE XI

TERM OF PLAN

The Plan shall become effective on the first January 1 following its adoption by the Board, subject to approval by the stockholders in accordance with U.S. Treasury Regulation Section 1.423-2(c) within twelve months after its adoption by the Board (the “Effective Date”). No right may be granted under the Plan prior to such stockholder approval. The Plan shall be in effect until December 31, 2018, unless sooner terminated under Article X. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

ARTICLE XII

MISCELLANEOUS

12.1    Restriction upon Assignment.    A right granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

12.2    Rights as a Stockholder.    With respect to shares of Stock subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

12.3    Interest.    No interest shall accrue on the payroll deductions or lump sum contributions of a Participant under the Plan.

12.4    Designation of Beneficiary.

(a)    A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

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(b)    Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.5    Notices.    All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.6    Equal Rights and Privileges.    All Eligible Employees of the Company or any Designated Subsidiary will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any provision of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

12.7    Use of Funds.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.8    Reports.    Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

12.9    No Employment Rights.    Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any Parent or Subsidiary or to affect the right of the Company or any Parent or Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.10    Notice of Disposition of Shares.    Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the shares were purchased or (b) within one year after the Purchase Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

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12.11    Severability.    If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, the provisions shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

12.12    Governing Law.    The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Texas without regard to otherwise governing principles of conflicts of law.

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ANNUAL MEETING OF STOCKHOLDERS OF

NEWPARK RESOURCES, INC.

June 11, 2008

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.   i

¢	20733000000000000000 2	061108

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:			2. Proposal to approve the Newpark Resources, Inc. 2008 Employee Stock Purchase Plan:	FOR ☐	AGAINST ☐	ABSTAIN ☐
	NOMINEES:		3. Proposal to ratify the selection of Ernst & Young LLP as independent auditors:	☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O David C. Anderson O Jerry W. Box O G. Stephen Finley O Paul L. Howes O James W. McFarland O F. Walker Tucei, Jr. O Gary L. Warren

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS, FOR THE PROPOSAL TO APPROVE THE NEWPARK RESOURCES, INC. 2008 EMPLOYEE STOCK PURCHASE PLAN, FOR THE RATIFICATION OF AUDITORS AND OTHERWISE IN THE DISCRETION OF ANY OF THE PERSONS ACTING AS PROXIES.
IMPORTANT: PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢

Note:       Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

0	¢

NEWPARK RESOURCES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL

MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2008

The undersigned, revoking any previous proxies for such stock, hereby appoints Paul L. Howes and Mark J. Airola, and each of them, proxies of the undersigned with full power of substitution to each, to vote all shares of Common Stock of NEWPARK RESOURCES, INC., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of NEWPARK RESOURCES, INC., to be held on June 11, 2008, and all postponements or adjournments thereof, with all the power the undersigned would possess if personally present, with authority to vote (i) as specified by the undersigned below and (ii) in the discretion of any proxy upon other business that may properly come before the meeting.

(Continued and to be signed on the reverse side)

¢	14475	¢